                                                                   Exhibit 10.68


                                      LEASE
                                 by and between


                                   "Landlord"



                              MEPT WEST HILLS LLC,
                      a Delaware limited liability company



                                       and

                                    "Tenant"



                            MRV COMMUNICATIONS, INC.,
                             a Delaware corporation

                              As of March 30, 2000

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                                TABLE OF CONTENTS


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 SECTION 1: DEFINITIONS.................................................................    1
          1.1     Definitions...........................................................    1
          1.2     Access Laws...........................................................    1
          1.3     Additional Rent.......................................................    1
          1.4     Base Amount Allocable to the Premises.................................    1
          1.5     Base Rent.............................................................    1
          1.6     Brokers...............................................................    1
          1.7     Building..............................................................    1
          1.8     Business Day..........................................................    1
          1.9     Claims................................................................    1
          1.10    Commencement Date.....................................................    1
          1.11    Estimated Operating Costs Allocable to the Premises...................    1
          1.12    Events of Default.....................................................    1
          1.13    Governmental Agency...................................................    1
          1.14    Governmental Requirements.............................................    1
          1.15    Intentionally Omitted.................................................    1
          1.16    Hazardous Substances..................................................    1
          1.17    Land .................................................................    2
          1.18    Landlord..............................................................    2
          1.19    Landlord's Agents.....................................................    2
          1.20    Lease Term............................................................    2
          1.21    Manager...............................................................    2
          1.22    Manager's Address.....................................................    2
          1.23    Operating Costs.......................................................    2
          1.24    Operating Costs Allocable to the Premises.............................    2
          1.25    Parking Rights........................................................    2
          1.26    Permitted Use.........................................................    2
          1.27    Intentionally Omitted.................................................    2
          1.28    Prepaid Rent..........................................................    2
          1.29    Premises..............................................................    2
          1.30    Prime Rate............................................................    2
          1.31    Project...............................................................    2
          1.32    Property Taxes........................................................    2
          1.33    Punch List Work.......................................................    3
          1.34    Security Deposit......................................................    3
          1.35    Substantial Completion................................................    3
          1.36    Tenant................................................................    3
          1.37    Tenant Alterations....................................................    3
          1.38    Tenant Improvement Allowance..........................................    3
          1.39    Tenant Improvements...................................................    3
          1.40    Tenant's Agents.......................................................    4
          1.41    Tenant's Pro Rata Share...............................................    4
          1.42    Year..................................................................    4

 SECTION 2: PREMISES AND TERM...........................................................    4
          2.1     Lease of Premises.....................................................    4
          2.2     Lease Term............................................................    4
          2.3     Early Entry into Premises.............................................    4
          2.4     Tenant Improvements...................................................    5
          2.5     Commencement Date.....................................................    5
          2.6     Tenant's Contribution to Tenant Improvement Costs.....................    6
          2.7     Condition of Premises "AS-IS".........................................    6
          2.8     Memorandum of Commencement Date.......................................    7
          2.9     Use and Conduct of Business...........................................    8
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
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          2.10    Compliance with Governmental Requirements and
                  Rules and Regulations.................................................    8
          2.11    Intentionally Omitted.................................................    8
          2.12    Option to Renew.......................................................    8
                  2.12.1 Renewal Options................................................    8
                  2.12.2 Notice of Exercise.............................................    9
                  2.12.3 Dispute Regarding Fair Market Rental Rate......................    9
                  2.12.4 Conditions.....................................................   10

 SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS
          PAYABLE UNDER LEASE...........................................................   10
          3.1     Payment of Rental.....................................................   10
          3.2     Base Rent.............................................................   10
          3.3     Security Deposit......................................................   10
          3.4     Additional Rent.......................................................   11
                  3.4.1 Rental Adjustment for Estimated Operating Costs.................   11
                  3.4.2 Actual Costs....................................................   12
                  3.4.3 Determination of Operating Costs................................   12
                  3.4.4 End of Term.....................................................   12
                  3.4.5 Definitions.....................................................   12
                           (a)   Base Amount Allocable to the Premises..................   12
                           (b)   Estimated Operating Costs Allocable to the
                                 Premises...............................................   13
                           (c)   Operating Costs........................................   13
                           (d)   Operating Costs Allocable to the Premises..............   15
                  3.4.6 Tenant's Costs..................................................   15
                  3.4.8 Operating Cost Audit............................................   16
          3.5     Utilities.............................................................   16
          3.6     Holdover..............................................................   17
          3.7     Late Charge...........................................................   17
          3.8     Default Rate..........................................................   17

 SECTION 4: GENERAL PROVISIONS..........................................................   18
          4.1     Maintenance and Repair by Landlord....................................   18
          4.2     Maintenance and Repair by Tenant......................................   18
          4.3     Common Areas/Security.................................................   18
          4.4     Tenant Alterations....................................................   19
          4.5     Tenant's Work Performance.............................................   20
          4.6     Surrender of Possession...............................................   21
          4.7     Removal of Property...................................................   21
          4.8     Access................................................................   21
          4.9     Damage or Destruction.................................................   22
                  4.9.1 Restoration of Premises.........................................   22
                  4.9.2 Intentionally Omitted...........................................   22
                  4.9.3 Termination of Lease by Mortgage Holder's Election..............   22
                  4.9.4 Destruction Near End of Term....................................   23
                  4.9.5 Termination by Tenant...........................................   23
                  4.9.6 Waiver..........................................................   23
          4.10    Condemnation..........................................................   23
          4.11    Parking...............................................................   24
          4.12    Indemnification.......................................................   24
          4.13    Tenant Insurance......................................................   24
                  4.13.1 Form of Policies...............................................   24
                  4.13.2 Approval of Insurer............................................   25
                  4.13.3 Landlord-Obtained Insurance....................................   25


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          4.14    Landlord's Insurance..................................................   25
          4.15    Waiver of Subrogation.................................................   26
          4.16    Assignment and Subletting by Tenant...................................   26
                  4.16.1 Restrictions on Transfer.......................................   26
                  4.16.2 Landlord Consent, Procedure....................................   26
                  4.16.3 Landlord Consent, Relevant Factors.............................   27
                  4.16.4 Notice Regarding Landlord's Consent............................   28
                  4.16.5 Restriction of Transfer of Interests in Tenant.................   28
                  4.16.6 Corporate Affiliate............................................   28
                  4.16.7 Excess Rent....................................................   28
                  4.16.8 Recapture......................................................   28
          4.17    Assignment by Landlord................................................   29
          4.18    Estoppel Certificates and Financial Statements........................   29
          4.19    Modification for Lender...............................................   30
          4.20    Hazardous Substances..................................................   30
          4.21    Access Laws...........................................................   32
                  4.21.1 Notice to Landlord of Violation................................   32
                  4.21.2 Prohibited Acts................................................   32
                  4.21.3 Tenant Responsibility..........................................   32
                  4.21.4 Landlord Responsibility........................................   32
                  4.21.5 Indemnity of Landlord..........................................   33
                  4.21.6 Inconsistent Provisions of Law.................................   33
          4.22    Quiet Enjoyment.......................................................   33
          4.23    Intentionally Omitted.................................................   33
          4.24    Subordination.........................................................   33
          4.25    Workers Compensation Immunity.........................................   33
          4.26    Brokers...............................................................   33
          4.27    Exculpation and Limitation of Liability...............................   33
          4.28    Intentionally Omitted.................................................   34
          4.29    Mechanic's Liens and Tenant's Personal Property Taxes.................   34
                  4.29.1 Mechanic's Liens...............................................   34
                  4.29.2 Personal Property Taxes........................................   34

SECTION 5: DEFAULT AND REMEDIES.........................................................   34
          5.1     Events of Default.....................................................   34
                  5.1.1 Events of Default...............................................   34
                  5.1.2 Notice of Default...............................................   35
                  5.1.3 Notice to Landlord Regarding Tenant Default.....................   35
                  5.1.4 Treatment as Unexpired Lease....................................   35
          5.2     Remedies..............................................................   35
                  5.2.1 Remedies; Termination and Recovery of Possession................   36
                  5.2.2 Remedies; Recover Rent as it Becomes Due........................   37
                  5.2.3 Succession to Tenant Rights.....................................   37
                  5.2.4 Rights and Remedies Cumulative..................................   37
                  5.2.5 Money Damages Upon Reletting....................................   38
                  5.2.6 Remedies Nonexclusive...........................................   38
          5.3     Right to Perform......................................................   38
          5.4     Landlord's Default....................................................   38
          5.5     Acceptance of Rent Without Waiving Rights.............................   38

  SECTION 6: MISCELLANEOUS PROVISIONS...................................................   39
          6.1     Notices...............................................................   39
          6.2     Attorney's Fees and Expenses..........................................   39
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          6.3     No Accord and Satisfaction............................................   39
          6.4     Successors; Joint and Several Liability...............................   39
          6.5     Choice of Law.........................................................   39
          6.6     No Waiver of Remedies.................................................   40
          6.8     Force Majeure.........................................................   40
          6.9     Severability; Captions................................................   40
          6.10    Interpretation........................................................   40
          6.11    Incorporation of Prior Agreement; Amendments..........................   41
          6.12    Authority.............................................................   41
          6.13    Time of Essence.......................................................   41
          6.14    Survival of Obligations...............................................   41
          6.15    Consent to Service....................................................   41
          6.16    Landlord's Authorized Agents..........................................   41

                                  EXHIBITS
          Exhibit A        Legal Description of Land
          Exhibit B        Drawing Showing Location of the Premises
          Exhibit C        Work Letter and Construction Agreement
          Exhibit D        Form of Memorandum of Commencement Date
          Exhibit E        Rules and Regulations
          Exhibit F        Intentionally Omitted
          Exhibit G        Parking Area
          Exhibit H        Environmental Questionnaire

        THIS LEASE (this "Lease") is made as of March 30, 2000, by and between MEPT WEST HILLS, LLC, a Delaware limited liability company ("Landlord") and MRV COMMUNICATIONS, INC., a Delaware corporation ("Tenant").



                             SECTION 1: DEFINITIONS

1.1 DEFINITIONS: Each underlined term in this section shall have the meaning set forth next to that underlined term.

1.2 ACCESS LAWS: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

1.3     ADDITIONAL RENT: Defined in Section 3.4.

1.4 BASE AMOUNT ALLOCABLE TO THE PREMISES. Defined in paragraph captioned "Additional Rent".

1.5     BASE RENT: Base Rent shall be as follows:


                   Lease Months                    Monthly Base Rent
                   ------------                    -----------------
                         1-30                    $75,650.25 per month
                        31-60                    $81,469.50 per month


1.6 BROKERS: Tenant was represented in this transaction by Delphi Business Properties, a licensed real estate broker. Landlord was represented in this transaction by Trammell Crow So. Cal. Inc., a licensed real estate broker.

1.7 BUILDING: The building located on the Land within the Project commonly known as Corporate Pointe at West Hills, which Building is commonly known as Building "B" and which is stipulated by Landlord and Tenant to contain 38,795 rentable square feet.

1.8 BUSINESS DAY: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Washington, D.C.

1.9 CLAIMS: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorney's fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

1.10 COMMENCEMENT DATE: The earlier of (a) the date of Substantial Completion and (b) the date Tenant commences to conduct business in the Premises.

1.11 ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "Additional Rent".

1.12 EVENTS OF DEFAULT: One or more of those events or states of facts defined in the paragraph captioned "Events of Default".

1.13 GOVERNMENTAL AGENCY: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

1.14 GOVERNMENTAL REQUIREMENTS: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

1.15    Intentionally Omitted.

1.16 HAZARDOUS SUBSTANCES: Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.


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

1.17 LAND: The land upon which the Building is located in Los Angeles County, California, as legally described in Exhibit A attached to this Lease.


1.18 LANDLORD: The entity named as the "Landlord" on the first page of this Lease, or its successors and assigns as provided in paragraph captioned "Assignment by Landlord".

1.19 LANDLORD'S AGENTS: Any and all partners, officers, agents, employees, trustees, members, investment advisors and consultants of Landlord.

1.20 LEASE TERM: Commencing on the Commencement Date, and ending sixty (60) months later, provided that, if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended by the number of days remaining in the month in which the Commencement Date occurs.

1.21 MANAGER: Trammell Crow So. Cal., Inc. or its replacement as specified by written notice from Landlord to Tenant.

1.22 MANAGER'S ADDRESS: 8550 Balboa Boulevard, Suite 220, Northridge, California 91325, which address may be changed by written notice from Landlord to Tenant.

1.23    OPERATING COSTS: Defined in paragraph captioned "Additional Rent".

1.24 OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "Additional Rent".

1.25 PARKING RIGHTS: 155 non-exclusive parking stalls, subject to the provisions of Paragraph 4.11, and subject to reduction as provided therein.

1.26 PERMITTED USE: General office purposes and incidental uses consisting of the following: Warehousing light assembly, shipping and receiving, engineering and research and development (including product testing), so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located.

1.27    INTENTIONALLY OMITTED.

1.28 PREPAID RENT: $75,650.25 to be applied toward Base Rent for the first full calendar month of the Lease Term or to the first calendar month in which full Base Rent is due.

1.29 PREMISES: The entire Building, as depicted on the plan attached to this Lease as Exhibit B. Landlord and Tenant hereby stipulate that the Premises consist of 38,795 rentable square feet.

1.30    PRIME RATE: Defined in paragraph captioned "Default Rate".

1.31 PROJECT. The project commonly known as "Corporate Pointe at West Hills" within which the Building and Land are located, consisting of approximately 30.57 acres and, approximately 329,969 square feet of improvements, as the same may be adjusted by Landlord from time to time.

1.32 PROPERTY TAXES: (1) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with the Building or Land; (2) any other form of tax or assessment, license fee, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in the Building, Land, related improvements or personal property (excluding, however, any business license fee or business license tax); (3) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (4) any governmental impositions allocable to or measured by the area of any or all of the Building, Land, related improvements or personal property, or the amount of any base rent, additional rent or other sums payable under any lease for any or all of the Building, Land, related improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of the Land or Building, related improvements or personal property or the rent earned by any part of or interest in the Building or Land, related improvements or personal property (5) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of the Building or Land, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of the Building or Land, related improvements or personal property; and (6) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of the Land, related improvements or personal property. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.

               Notwithstanding anything to the contrary contained in this Lease, in the event that at any time during the first thirty-six (36) months of the initial Term, any sale, refinancing, or change in ownership of the Land or the Project is consummated, and as a result thereof, and to the extent that in connection therewith, the Land or the Project is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, all portions of the Tax Increase (as defined below) shall be excluded from the definition of Property Taxes. For purposes of this Section, the term "Tax Increase" shall mean that portion of the Property Taxes, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term "Tax Increase" shall not include any portion of the Property Taxes, calculated immediately following the Reassessment, which (i) is attributable to (A) the initial assessment of the value of the Real Property or the Project in effect prior to the applicable sale, refinance or change in ownership, (B) the base, shell and core of the Project or the tenant improvements located in the Project, (ii) is attributable to assessments which were pending immediately prior to the Reassessment and which are unrelated to a sale, refinance or change in ownership of the Project, which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iii) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum.

1.33 PUNCH LIST WORK: Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

1.34    SECURITY DEPOSIT: $81,469.50

1.35 SUBSTANTIAL COMPLETION: The date that the Tenant Improvements have been completed substantially in accordance with the Plans (as defined in Exhibit C) subject only to Punch List Work.

1.36 TENANT: The person or entity(ies) named as the "Tenant" on the first page of this Lease, its permitted successors and assigns.

1.37    TENANT ALTERATIONS: Defined in paragraph captioned "Tenant Alterations".

1.38 TENANT IMPROVEMENT ALLOWANCE: The maximum amount to be expended by Landlord pursuant to the Work Letter attached to this Lease as Exhibit C for the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees), which maximum shall not exceed Seven Hundred Seventy-five Thousand Nine Hundred and 00/100 Dollars ($775,900.00).

1.39 TENANT IMPROVEMENTS: Those alterations or improvements to the Premises which are to be constructed in accordance with and subject to the terms and conditions of the Work Letter Agreement attached hereto as Exhibit C.

1.40 TENANT'S AGENTS: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.


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1.41    TENANT'S PRO RATA SHARE: is one hundred percent (100%), which percentage is the quotient of the rentable square footage of the Premises divided by the rentable square footage of the Building; however, with respect to Operating Costs which pertain to the Project as a whole, Tenant's Pro Rata Share shall equal a percentage obtained by dividing the rentable square footage of the Premises by the rentable square footage within the Project, which Pro Rata Share is currently eleven and 76/100 percent (11.76%).

1.42    YEAR: A calendar year commencing January 1 and ending December 31.


                          SECTION 2: PREMISES AND TERM

2.1 LEASE OF PREMISES. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2 LEASE TERM. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

2.3 EARLY ENTRY INTO PREMISES. Tenant may enter into the Premises prior to Landlord's anticipated date of Substantial Completion of the Premises, upon receipt of Landlord's consent, solely for the purpose of installing furniture, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date so long as Tenant does not commence business operations from the entire Premises, or interfere with or delay the Substantial Completion of the Tenant Improvements. All of the provisions of this Lease shall apply to Tenant during any early entry, including the indemnity contained herein, but excluding the obligation to pay Base Rent and Additional Rent unless and until Tenant has commenced business operations in any portion of the Premises, whereupon Base Rent and Additional Rent shall commence. Landlord may revoke its permission for Tenant's early entry if Tenant's activities or workers interfere with the completion of the Tenant Improvements. If Tenant is granted early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or Tenant's Agents. Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to Section 4.13 of this Lease.

               In addition to the rights granted to Tenant in the immediately preceding paragraph, and notwithstanding anything to the contrary contained therein, Tenant may take partial possession of the Premises (i.e., the entire Premises excluding only the conference room and the bathrooms to be constructed pursuant to the Tenant Work Letter) and commence business operations therefrom upon the satisfaction of all of the following conditions: (a) the portion of the Premises so being possessed by Tenant has been substantially completed; (b) such possession is permitted by applicable Governmental Requirements and, if necessary, a partial certificate of occupancy for the portion so being possessed has been obtained (with any additional cost incurred by Landlord to obtain such partial certificate of occupancy being paid solely by Tenant); (c) Tenant's partial possession of the Premises will not and does not, in Landlord's reasonable judgment, interfere with the construction and timely completion of the remainder of the Premises (and, to the extent there exists any such interference, the same shall constitute a "Tenant Delay"); and (d) Tenant shall pay Base Rent and Additional Rent on the portion so possessed, which amount shall be calculated as a fraction of the Base Rent and Additional Rent otherwise payable under this Lease, the numerator of which shall be the rentable square footage of the portion so possessed, and the denominator of which shall be the total rentable square footage of the Premises; and (e) such possession shall not advance the Commencement Date, it being understood and agreed to by Tenant that the Commencement Date will not occur until the entire Premises is substantially completed or Tenant has commenced business operations from the entire Premises, as provided in Section 2.5 below.

               Notwithstanding anything contained in this Lease to the contrary. Tenant's commencement of business from any portion of the Premises shall conclusively be deemed to be Tenant's Waiver of Tenant's rights under
        Section 2.5 below if the Premises are not substantially completed by the Target Date and/or the Outside Date (i.e., Tenant shall no longer be entitled to any credit against Base Rent to terminate this Lease pursuant to the provisions of Section 2.5).

2.4 TENANT IMPROVEMENTS. Landlord shall construct the Tenant Improvements in accordance with, and subject to the terms and conditions of, the Work Letter Agreement attached hereto as Exhibit C.

2.5 COMMENCEMENT DATE. The Commencement Date shall be the earlier of (a) the date of Substantial Completion of the Tenant Improvements in the Premises and (b) the date Tenant commences to conduct business in the Premises. Landlord shall notify Tenant in writing at least five (5) Business Days in advance of the estimated Substantial Completion. If Tenant believes that Substantial Completion has not occurred, Tenant shall notify Landlord in writing of its objections within five (5) Business Days after its receipt of the Landlord's notice described in the preceding sentence. Landlord shall have a reasonable time after its receipt of Tenant's notice in which to take such action as may be necessary to achieve Substantial Completion, and shall notify Tenant in writing when such has been completed. The conduct of business by Tenant from the Premises shall establish the Commencement Date as specified in the definition of that term and the establishment of such fact upon the commencement of the conduct of business shall occur even if Tenant disputes whether Substantial Completion has occurred or attempts to condition or qualify Tenant's acceptance of the Premises. Such commencement of the conduct of business shall further establish that the Premises are in good and satisfactory condition upon such commencement and the Commencement Date has occurred. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. In the event of any dispute as to whether Substantial Completion has occurred, the certificate of Landlord's architect or general contractor or the certificate of occupancy or the equivalent sign-off by the municipal building inspector shall be conclusive, except that any delay in receipt of such certificate or in Substantial Completion which is caused by Tenant or Tenant's Agents or caused by any of Tenants uncompleted work being contained in the same building permit as the Tenant Improvements shall be charged to Tenant in the amount of the daily Base Rent multiplied by the number of days of such delays. If on the Commencement Date, Punch List Work remains to be completed, Landlord and Tenant shall agree on such Punch List Work prior to occupancy by Tenant and Landlord will endeavor to promptly complete it after the Commencement Date. In no event shall Tenant's refusal or failure to agree on the nature and extent of Punch List Work or the existence of items of Punch List Work Delay or postpone the occurrence of the Commencement Date. Tenant shall make no changes to the Plans or the work reflected in the Plans without the prior written consent Of Landlord, which consent shall not be unreasonably withheld. If the estimated date of Substantial Completion changes at any time after Landlord has given notice pursuant to this Paragraph, then Landlord shall give at least five (5) Business Days advance notice of the new estimated date of Substantial Completion. If
        (a) Substantial Completion has not occurred by the date which is twelve
        (12) weeks after the Tenant Waiver Date (as defined in Section 4.5 of the Tenant

        Work Letter) (the "Target Date"), this Lease shall remain in full force and effect and shall not be void or voidable; and (b) such delay is not due to any delays resulting from or arising out of any acts or omissions of Tenant or Tenant's Agents or any Force Majeure event (as defined below; provided, however, that for purposes of this sentence, the term "Force Majeure" shall not include any labor strikes, unless the same are caused by the acts of Tenant or Tenant's Agents), then for each day that Substantial Completion is delayed beyond the Target Date, Tenant shall receive one (1) day of Base Rent credit against Base Rent next coming due so long as Tenant has not yet commenced business operations from the Premises and Tenant is not in default beyond applicable cure periods under any of the terms or conditions of this Lease. Notwithstanding the foregoing, if Substantial Completion has not occurred by the date which is sixteen (16) weeks after the Tenant Waiver Date (the "Outside Date"), and such delay in Substantial Completion is not due in whole or in part to the acts or omissions of Tenant or Tenant's Agents or to any event of Force Majeure (provided, however, that for purposes of this sentence, the term "Force Majeure" shall not include any labor strikes, unless the same are caused by the acts of Tenant or Tenant's Agents), the Tenant shall have the right, as its sole remedy, to terminate this Lease by delivering written notice to Landlord on or before the tenth (10th) day following the Outside Date. If Tenant timely and properly exercises its right to terminate this Lease pursuant to this Section, then Landlord shall promptly return the Security Deposit and the Prepaid Rent to Tenant. If Tenant fails to deliver such notice on or before the tenth
        (10th) day following the Outside Date, then Tenant shall be deemed to have waived its right to terminate this Lease under this Section 2.5.

 2.6 TENANT'S CONTRIBUTION TO TENANT IMPROVEMENT COSTS. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay to Landlord such excess in accordance with the terms of the Work Letter Agreement attached hereto as Exhibit C. All Tenant Improvements, regardless of which party constructed them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease and, provided that Tenant pays the Removal Fee (as defined below), then notwithstanding anything contained herein to the contrary, Tenant shall have no obligation to remove the same upon the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease (other than a termination of this Lease by Tenant pursuant to Section 4.5 of the Tenant Work Letter), as consideration for Landlord's agreement not to require Tenant to remove the Tenant Improvements, Tenant shall pay to Landlord an amount equal to Twenty Thousand and 00/100 Dollars ($20,000.00) (the "Removal Fee") which Landlord may (but shall not be obligated to) use for the removal of some or all of the Tenant Improvements. If Tenant does not pay the Removal Fee within five
        (5) days after such expiration or earlier termination, Landlord may apply the Security Deposit towards the Removal Fee.

 2.7 CONDITION OF PREMISES "AS-IS". Subject to the performance by Landlord of its obligations to perform (or cause to be performed) the Tenant Improvements and, except as expressly provided to the contrary, as Tenant hereby agrees that the Premises shall be taken "as is", "with all faults", without any representations or warranties, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant's purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant's purposes. Except as expressly provided herein to the contrary, Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business, and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in an "as is" condition. The commencement of business in the Premises by Tenant shall conclusively establish that the Premises and the Building (or such portion thereof occupied by Tenant) were at such time in satisfactory condition. Notwithstanding the foregoing, Landlord hereby assigns to Tenant, on a non-exclusive basis, to the extent assignable, all warranties and guaranties relating to the construction of the Building, and Landlord shall use commercially reasonable efforts to assist Tenant, at no cost or expense to Landlord, with Tenant's enforcement of any warranties or guaranties that have been assigned to Tenant. Landlord shall use its commercially reasonable efforts to obtain at least a one year warranty from the general contractor constructing the Tenant Improvements.

             2.7.1 HVAC. Notwithstanding the provisions to the contrary contained in this Lease, Landlord hereby represents that, except to the extent triggered by, arising out of or relating to any acts of omissions of Tenant or Tenant's Agents including, without limitation, the construction of any Tenant Alterations, the heating, air conditioning and ventilation systems of the Building will be free from material defects; provided, however, that if Tenant does not deliver written notice to Landlord of any material breach of the foregoing within one hundred eighty (180) days following the Commencement Date, then Tenant shall be deemed to have inspected and accepted such systems in its present condition, and the correction of any subsequently discovered defects with respect to the items set forth in this paragraph shall be the obligation of Tenant. If a breach of the foregoing exists, and Tenant timely (i.e., within one hundred eighty (180) days following the Commencement Date) delivers written notice to Landlord setting forth in reasonable detail a description of such breach, Landlord shall, as Tenant's sole and exclusive remedy, rectify the same at Landlord's expense.

             2.7.2 Compliance With Covenants, Restrictions and Building Code. Notwithstanding the provisions to the contrary contained in this Lease, Landlord hereby represents that, except to the extent triggered by, arising out of or relating to any acts of omissions of Tenant or Tenant's Agents including, without limitation, the construction of any Tenant Alterations, the Premises will (as of the Commencement Date) be in compliance with applicable covenants, conditions and restrictions affecting the Project, Access Laws, Governmental Requirements and building codes in effect as of the Commencement Date; provided, however, that if Tenant does not deliver written notice to Landlord of any breach of the foregoing within six (6) months days following the Commencement Date, then Tenant shall be deemed to have inspected and accepted the Building in its present condition, and the correction of any subsequently discovered noncompliance shall be the obligation of Tenant. If a breach of the foregoing exists, and Tenant timely (i.e., within six
        (6) months following the Commencement Date) delivers written notice to Landlord setting forth in reasonable detail a description of such breach, Landlord shall, as Tenant's sole and exclusive remedy, rectify the same at Landlord's expense; provided, however, Landlord's obligation hereunder shall only be applicable to the extent such noncompliance (i) constitutes a breach of the foregoing representation, and (ii) is required to be rectified by a Governmental Authority with jurisdiction over the project, notwithstanding the fact that such requirement may be imposed after the six (6) month period described herein.

2.8 MEMORANDUM OF COMMENCEMENT DATE. At Landlord's election and request, Tenant shall execute a Memorandum of Commencement Date in the form attached as Exhibit D. In no event shall Tenant record this Lease or the Memorandum of Commencement Date.

2.9 Use and Conduct of Business. The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord, which consent shall not be unreasonably withheld. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which may disturb the quiet enjoyment of any other tenant in the Project, violate any of Landlord's contracts affecting any or all of the Land or Project, create or contribute to any work stoppage, strike, picketing, labor disruption or dispute, interfere in any way with the business of Landlord or any other tenant in the Project or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building. Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any increase in the normal consumption level of electric power. If any of Tenant's apparatus, machinery, equipment or devices should disturb the quiet enjoyment of any other tenant in the Project, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, equipment or devices, as may be necessary to eliminate the disturbance.

2.10 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND RULES AND REGULATIONS. Subject to the provisions of Section 2.7.2, Tenant shall comply with all Governmental Requirements relating to the Premises (including, without limitation, Tenant's use, occupancy and operation thereof) and all other covenants, conditions and restrictions and other matters of record, and Tenant shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit E.

2.11    Intentionally Omitted.

2.12    OPTION TO RENEW.

             2.12.1 Renewal Options. Provided Tenant is not and has not been in default (beyond all applicable notice and cure periods) under this Lease and subject to the terms and conditions of this section 2.12, Tenant shall have one (1) option to renew (the "Option to Renew") the term of the Lease with respect to the entire Premises for a period of five (5) years (the "Option Term"). If the Option to Renew is exercised during any applicable cure period following an event, which with the passage of time or the giving of notice, or both, would constitute an event of default, then such exercise shall be void and of no further force or effect unless the cure is fully completed within the applicable cure period, but in no event later than the expiration or earlier termination of the Lease. Except as set forth in this section 2.12, all terms and conditions shall remain the same during the Option Term. Base Rent during each Option Term shall be the greater of (i) then Fair Market Rental Rate, and (ii) the Monthly Base Rent for the last month of the immediately preceding term of the Lease. "Fair Market Rental Rate" shall mean the net effective market rental then being offered and accepted for comparable space and location in first class single story office buildings comparable in size, location and condition to the Building and location within the West Hills and Woodland Hills areas, computed as described in the remainder of this paragraph. The net effective market rental shall equal the arithmetic average of the rental rate over the term of such comparable lease less any customary concessions (including tenant improvement allowances granted by landlords under similar circumstances), provided that the value of the then existing Tenant Improvements shall be taken into account.

             2.12.2 Notice of Exercise. Tenant shall give Landlord written notice of its intent to exercise the Option to Renew at least two hundred forty (240) [this number was changed because if Tenant exercises its right to rescind then Landlord has lost 40 days (30 + 10) of time to market the property - since the term of the lease will not be extended by the amount of lost time, Landlord needs to be notified earlier of Tenant's intent to exercise the option] days but not more than three hundred sixty-five (365) days prior to the expiration of the immediately preceding term. If Tenant fails to notify Landlord in writing of its intent to exercise its Option to Renew as set forth in the preceding paragraph, the Option to Renew shall terminate, and Landlord shall be free to enter into a lease with a third party. Within twenty (20) days after Landlord receives the notice described in the previous sentence, Landlord will provide Tenant with Landlord's determination of the Fair Market Rental Rate for the Option Term. Tenant shall have either (a) thirty (30) days from Landlord's notification of the proposed Base Rent to accept Landlord's determination of Base Rent for the Option Term or provide its own determination of Fair Market Rental Rate for Landlord's consideration accompanied by market information on which Tenant based its determination or (b) ten (10) days from Landlord's notification of the proposed Base Rent to rescind its notice of exercise of its Option to Renew, in which case Tenant's Option to Renew shall be null and void and Tenant shall have no further rights under this Section 2.12. If Tenant fails to deliver a rescission notice within such ten (10) day period described in clause (b) above, then Tenant will be deemed to have forever waived its right to rescind its exercise of the Option to Renew.

             2.12.3 Dispute Regarding Fair Market Rental Rate. If Landlord and Tenant are unable to agree on the Fair Market Rental. Rate using their best good faith efforts within thirty (30) days from Landlord's notification of the proposed Base Rent, Landlord shall, no more than ten
        (10) days thereafter, select an independent M.A.I. (certified in the State of California) real estate appraiser, or real estate broker with at least seven (7) years experience in the metropolitan area of the Los Angeles, California office real estate market, who shall prepare a written appraisal or market report of the Fair Market Rental Rate using the assumptions described in paragraph 2.12.1. The report shall be completed and delivered to Tenant and Landlord within thirty (30) days from the date Landlord selects the appraiser or real estate broker. Such appraiser's/broker's determination of Fair Market Rental Rate shall be determinative unless Tenant disputes it 3s provided in the next sentence. If Tenant disputes such report Tenant shall within ten (10) days following delivery of the report, deliver to Landlord notice (a) that tenant disputes such report, and (b) of the identity of another appraiser or real estate broker selected by Tenant meeting the qualifications set forth in this paragraph. The appraiser/broker selected by Tenant shall submit his report of the Fair Market Rental Rate using the assumptions described in paragraph 2.12.1 within twenty
        (20) days following the delivery of Tenant's notice to Landlord disputing the initial report. If the two reports are within five percent (5%) of each other, the Fair Market Rental Rate shall be that set forth in the report of Landlord's appraiser/broker. If not, then within five (5) days after the delivery of the second report, the two appraisers/brokers shall appoint a third appraiser/broker meeting the qualifications set forth in this paragraph, and the third appraiser/broker shall deliver his decision within ten (10) days following his selection and acceptance of the appraisal assignment. The third appraiser/broker shall be limited in authority to selecting, in his opinion, which of the two earlier reports determinations best reflects the Fair Market Rental Rate under the assumptions set forth in this paragraph. The third appraiser/broker must choose one of the two earlier reports, and, upon doing so, the third appraiser's/broker's determination shall be the controlling determination of the Fair Market Rental Rate. Each party shall pay the costs and fees of the appraiser/broker it selected; if a third appraiser/broker is selected, the party whose report is not selected to be the Fair Market Rental
        Rate by said third appraiser/broker shall pay all of said third appraiser's/broker's costs and fees.

             2.12.4 Conditions. The Option to Renew shall be conditioned upon the following: (i) at the time of Tenant's notice to Landlord of its intent to exercise the Option to Renew and continuing thereafter until the commencement of the Option Term, Tenant shall have been in possession of and occupying the Premises for the conduct of its business therein and, other than to a permitted assignee that is a "Corporate Affiliate" (as defined in Section 4.16 below), there shall have been no assignment of this Lease or subletting of any portion of the Premises; and (ii) the rights contained in this section shall be personal to the originally named Tenant and any permitted Corporate Affiliate assignee and may be exercised only by the originally named Tenant or a permitted Corporate Affiliate assignee (and not any other assignee, sublessee, or other transferee of Tenant's interest in this Lease) and only if the originally named Tenant or a permitted Corporate Affiliate assignee occupies the entire Premises as of the date it exercises the Option to Renew in accordance with the terms of this section.

           SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE
                                   UNDER LEASE

 3.1 PAYMENT OF RENTAL. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 BASE RENT. On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Tenant agrees to pay Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

 3.3 SECURITY DEPOSIT. On execution of this Lease, Tenant shall pay to Landlord the sum specified in the definition of the term Security Deposit, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. In the event

        Tenant defaults on its obligations to pay Base Rent, Additional Rent or any other sum as and when due under this Lease on more than two occasions during any twelve (12) month period and Landlord has delivered notice of each such default, Landlord may, at any time thereafter require an increase in the Security Deposit by an amount equal to one hundred percent (100%) of the amount specified in the definition of the term Security Deposit and Tenant shall immediately deposit such additional amount with Landlord upon Landlord's demand. Following such increase, the definition of the term Security Deposit shall refer to the amount of the Security Deposit prior to the increase plus the increased amount. The remedy of increasing the Security Deposits for Tenant's multiple defaults shall be in addition to and not a substitute for any of Landlord's other rights and remedies under this Lease or applicable Law. Additionally, Landlord's use or application of all or any portion of the Security Deposit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the remaining Security Deposit shall be repaid to Tenant, without interest, within thirty (30) Business Days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages. In the event of a sale or transfer of Landlord's estate or interest in the Land and Building, Landlord shall transfer the Security Deposit to the vendee or the transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit. Tenant shall look solely to the transferee for the return of the Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Security Deposit to a new transferee. No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sum (or any other or additional security deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return or the Security Deposit.

               No right or remedy available to Landlord in this Lease shall preclude or extinguish any other right to which Landlord may be entitled. It is understood that if Tenant fails to perform its obligations and to take possession of the Premises as provided in this Lease, the Prepaid Rent and the Security Deposit shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord's damages and such application of funds shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord.

 3.4 ADDITIONAL RENT. Definitions of certain terms used in this paragraph are set forth in subparagraph 3.4.5. Tenant agrees to pay to Landlord, as additional rent as computed in this paragraph (individually and collectively the "Additional Rent"), all Operating Costs Allocable to the Premises in excess of the Base Amount Allocable to the Premises.

               3.4.1 RENTAL ADJUSTMENT FOR ESTIMATED OPERATING COSTS. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year and the amount payable monthly by Tenant for such costs shall be computed as follows: one-twelfth (1/12) of the amount of the Estimated Operating Costs Allocable to the Premises in excess of the Base Amount Allocable to the Premises shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly.

               3.4.2 ACTUAL COSTS. After the close of each Year, Landlord shall deliver to Tenant a written statement setting forth in reasonable detail the Operating Costs Allocable to the Premises during the preceding Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within thirty (30) days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

               3.4.3 DETERMINATION OF OPERATING COSTS. Subject to the provisions of this Section 3.4, the determination of Operating Costs Allocable to the Premises shall be made by Landlord.

               3.4.4 END OF TERM. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 365; (c) the Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord's delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (e) if Tenant is not then in default of any of its obligations under this Lease. Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

               3.4.5 DEFINITIONS. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

                     (a) BASE AMOUNT ALLOCABLE TO THE PREMISES: Subject to the
                         provisions of Section 3.4.5(c) below, the actual

                         Operating Costs Allocable to the Premises for calendar year 2000.

                     (b) ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES
                         Subject to the provisions of Section 3.4.5(c) below, Landlord's estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant Pursuant to subparagraph 3.4.1.

                     (c) OPERATING COSTS. All expenses paid or incurred by
                         Landlord in connection with the ownership, operation, maintenance and/or repair of: (i) the Building; (ii) the Project, provided that for purposes of this Lease, such expenses shall be limited to that amount of operating costs for the entire Project which is fairly and equitably allocated by Landlord, in its reasonable discretion, to the Building; and (iii) the personal property used in conjunction with such maintenance, operation, ownership and repair, including, without limitation, all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by tenants in the Project; (b) supplies; (c) cleaning and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance; (f) management fees not to exceed four percent (4%) of Rent; (g) Property Taxes, tax consultant fees and expenses, and costs of appeals of any Property Taxes;
                         (h) services of independent contractors; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (j) permit and inspection fees; (k) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (l) rental of any machinery or equipment; (m) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Project (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (n) the cost of improvements, repairs or replacements; (o) maintenance and service contracts;
                         (p) legal fees and other expenses of legal or other dispute resolution proceedings; (q) maintenance and repair of the roof and roof membranes, (r) subject to the provisions of Section 2.7.2, costs incurred by Landlord for compliance with Access Laws, as set forth in the paragraph entitled "Access Laws"; (s) elevator service and repair, if any and (t) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building and the Project. Without limiting the foregoing, Operating Costs shall include replacement of roofs and roof membranes; exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways; upgrading of the HVAC systems in the Building, and other capital improvements to the Building or to the Project made either for the purpose of reducing Operating Expenses or in order to comply with the requirements of applicable law which take effect with regard to the Building after the Commencement Date or which are necessitated as a result of Tenant's particular use of the Premises or the construction of the Tenant Improvements or other improvements in the Premises; provided that, such capital improvements, whether installed before or after the Commencement Date, shall be amortized with market interest over their estimated useful lives as determined by Landlord in accordance with generally accepted accounting principles and only the amortization installments and interest attributable to the Lease Term shall be an Operating Cost under this Lease.

                             Notwithstanding the foregoing, the following items
                         shall not be included in Operating Expenses: (1) any payments under a ground lease or master lease relating to the Building; (2) bad debt expenses; (3) any interest, principal payments, attorneys' fees, points, fees or closing or other lender costs on financing secured by a deed of trust or mortgage on the Building;
                         (4) expenditures which, under generally accepted accounting principles, are capitalized, except as provided in the immediately preceding paragraph; (5) all costs and expenses for which Landlord is reimbursed under an "all-risk" policy of insurance (or which would have been reimbursed if Landlord had carried insurance as herein required) or which are covered by condemnation proceeds, to the extent of the net receipts from such insurance or proceeds; (6) advertising or promotional expenses with respect to leasing space in the Building; (7) costs incurred exclusively in connection with the leasing of premises in the Building, including but not limited to, leasing commissions, real estate brokerage commissions, and attorneys' fees in connection with the negotiation and preparation of lease proposals, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;
                         (8) costs incurred for or services to or within the premises of another tenant or occupant of the Building where such services are of a nature which is not Landlord's responsibility to perform pursuant to this Lease, except where Landlord may do such work both to such other premises and to the Premises; (9) costs and expenses incurred by Landlord in performing work necessary to remedy violations of code requirements concerning Building improvements where such code requirements were applicable at the time of the initial installation or construction of such improvements or were otherwise required to be complied with by Landlord in the Building prior to the Commencement Date (excluding, however, costs and expenses incurred by Landlord as a result of Tenant's particular use of the Premises, or the construction of the Tenant Improvements or other improvements in the Premises;
                         (10) the portion of any fee or charge for services paid to a party owned by or under common ownership with Landlord to the extent that the same exceeds the competitive cost for such services were they not so rendered by a party affiliated with Landlord, except that Operating Expenses may, in any event, include a management fee in an amount not to exceed four percent (4%) of Rent; (11) salaries and benefits of Landlord's personnel above the grade of project manager; (12) any compensation paid to clerks, attendants or other persons or entities in any retail business operated by Landlord; (13) costs arising from Landlord's charitable or political contributions; (14) costs, including permit, license and inspection costs, directly incurred in the installation of improvements made within the premises and exclusively for the benefit of a particular tenant of the Building, including costs of improving, decorating, painting or redecorating premises for such a tenant; (15) costs and expenses incurred in connection with the negotiation or litigation of disputes with Tenant or another tenant of claims of violation by Landlord of this Lease or any other lease in the Building, including fines, penalties, interest, damages and any legal and other professional fees; (16) all costs and expenses for repairs and maintenance for which Landlord is reimbursed directly by any tenant of any space in the Building (excluding reimbursement under an operating expense provision) or by vendor, contractor or provider of materials or services to Landlord; (17) costs attributable to enforcing leases against tenants in the Building or in litigating other disputes with tenants regarding the rights and obligations of Landlord, such as attorneys' fees, court costs, adverse judgments and similar expenses; or (18) costs incurred by Landlord in connection with the breach of any of Landlord's covenants, representations and warranties in this Lease. If less than one hundred percent (100%) of the net rentable area of the Building and the Project is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had one hundred percent (100%) of the Building and the Project been occupied at all times during such Year by tenants.

                     (d) OPERATING COSTS ALLOCABLE TO THE PREMISES. The product of Tenant's Pro Rata Share times Operating Costs.

               3.4.6 TENANT'S COSTS. Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord, including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage for the Premises and (c) any expense incurred by Landlord arising out of or relating to the usage by Tenant or Tenant's Agents of the public or common areas of the Building or the Project, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment. Landlord reserves the right to install and activate separate metering of electricity, water or other utilities to the Premises, and Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for all costs of such separate metering in which case the Base Amount Allocable to the Premises and the Operating Costs shall be adjusted accordingly.

               3.4.7 Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease. The term "Rent" shall mean Base Rent, Additional Rent, and any other sums payable by Tenant under this Lease.

               3.4.8 OPERATING COST AUDIT. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may, provided there is not then any ongoing dispute between Landlord and Tenant concerning the same of which Tenant has notified Landlord in writing, dispose of such records. Provided that Tenant is not then in default of its obligation to pay Base Rent, Additional Rent or other payments required to be made by it under this Lease and provided that Tenant is not otherwise in default under this Lease, Tenant may, at Tenant's sole cost and expense, cause a Qualified Person (as defined below) to inspect Landlord's records. Such inspection, if any, shall be conducted no more than once each Year, during Landlord's normal business hours within sixty (60) Business Days after receipt of Landlord's written statement of Operating Costs Allocable to the Premises for the previous year, and upon Tenant first furnishing Landlord written notice of the inspection, if any, at least fifteen (15) Business Days in advance of such inspection. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord's choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises. If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5%, Landlord shall reimburse Tenant for the cost of its audit. A "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

3.5 UTILITIES. Tenant shall contract directly and pay for all telephone used on or from the premises together with any taxes, penalties, surcharges or similar charges relating to such telephone use. Tenant acknowledges that the

        Project currently has a utility association which administers the supply of water, gas, heat, light, power, sewer, fire sprinkler and other utilities to the Premises. Tenant shall, unless and until Landlord elects otherwise, be billed by, and shall pay directly to, the utility association providing such services to the Project, all utility charges in excess of Tenant's Pro Rata Share of such utility charges that are included in the Base Amount, together with taxes, penalties, surcharges or similar charges relating to such utilities, provided, however, Tenant shall be solely and fully responsible for the cost of all utilities in excess of those standard utilities provided by Landlord or the association pursuant to Exhibit E. All such payments shall be considered Operating Costs. Landlord shall in no event be liable for any damages directly or indirectly resulting from or arising out of the interruption or failure of utility services on or about the Premises. Tenant shall have no right to terminate this Lease nor shall Tenant be entitled to any abatement of Rent as a result of any such interruption or failure of utility services. No such interruption or failure of utility services shall be deemed to constitute a constructive eviction of Tenant.

 3.6 HOLDOVER. If Landlord agrees in writing that Tenant may hold over after the expiration or earlier termination of this Lease, unless the parties hereto otherwise agree in writing as to the terms of such holding over, the holdover tenancy shall be subject to termination by Landlord or Tenant at any time upon not less than thirty (30) days' prior written notice. If Tenant holds over without the consent of Landlord, the same shall be a tenancy at will terminable at any time, and Tenant shall be liable to Landlord for, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, any damages, liabilities, losses, costs, expenses or claims suffered or caused by such holdover, including damages and costs related to any successor tenant of the Premises to whom Landlord could not deliver possession of the Premises when promised. During any holdover tenancy, whether with or without consent, Tenant shall pay to Landlord from time to time upon demand, an amount equal to two hundred percent (200%) of the then applicable Base Rent, plus all Additional Rent and other sums payable under this Lease, and be bound by all the terms, covenants and conditions specified in this Lease, as so far applicable. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease. The preceding provisions of this Paragraph 3.6 shall not be construed as Landlord's consent to any holding over by Tenant.

 3.7 LATE CHARGE. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment; provided, however, the late charge shall be reduced to three percent (3%) of the amount due for the first delinquent installment of Rent during any Year (provided that such first delinquent installment is paid within ten (10) days after written notice from Landlord that such Rent is past due). Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

 3.8 DEFAULT RATE. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime rate of Riggs Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the "Prime Rate"), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                          SECTION 4: GENERAL PROVISIONS

 4.1 MAINTENANCE AND REPAIR BY LANDLORD. Subject to the paragraphs captioned "Damage or Destruction" and "Condemnation", Landlord shall maintain the roof, the structural components and the exterior of the Building and the public and common areas of the Project in reasonably good order and condition, except ordinary wear and tear, and except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord. Additionally, Landlord shall provide those services identified on Exhibit "E," the cost of which shall constitute an Operating Cost. In the event any or all of the Project becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a commercially reasonable time elapses after Landlord's receipt of such notice. Tenant hereby waives the benefit of Sections 1941 and 1942 of the California Civil Code and any other statute providing a right to make repairs and deduct the cost thereof from the Rent. Tenant waives any right to terminate this Lease or offset or abate Rent by reason of any failure of Landlord to make repairs to the Premises.

 4.2 MAINTENANCE AND REPAIR BY TENANT. Except as is expressly set forth as Landlord's responsibility pursuant to the paragraph captioned "Maintenance and Repair by Landlord," Tenant shall at Tenant's sole cost and expense keep and maintain all portions of the Premises in good condition and repair, including interior painting, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings including tile and paneling, replacement of all broken windows (including without limitation any exterior windows), interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof including satellite dishes, and interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon five (5) days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense, unless Tenant has commenced such repair within such five (5) day period and is diligently prosecuting the same to completion. Tenant shall pay to Landlord the cost of such maintenance or repair plus a ten percent (10%) administration fee, within ten (10) Business Days of written demand from Landlord.

 4.3 COMMON AREAS/SECURITY. The common areas of the Project shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Project; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines through, over or under the Land and Building; and use or permit the use of all or any portion of the roofs of the Building. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building. Subject to Landlord's prior approval (which approval shall not be unreasonably withheld), Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; provided that such security services, including, without limitation, any apparatus, facilities, equipment or people utilized in connection with the provision of such security services, comply with the Governmental Requirements and shall not cause the Building or the Project to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building, Land or the Project other than the Premises and shall not in any way limit or interfere with Landlord's ability to exercise its rights as provided in the paragraph captioned "ACCESS". Tenant's rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in the paragraphs captioned "Tenant Alterations" and "Tenant's Work Performance". Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas so long as Tenant's Parking Rights are maintained and Tenant's access to the Premises is not materially adversely affected.

 4.4 TENANT ALTERATIONS. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively "Tenant Alterations"), without first obtaining the consent of Landlord which may be withheld in Landlord's reasonable discretion; provided, however, with respect to Tenant Alterations that may affect structural, exterior, mechanical or electrical aspects of the Premises, Landlord may withhold its consent in its sole and absolute discretion. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the finish work in the Premises, not including any changes affecting the Project structure, appearance, or systems and equipment, without Landlord's consent (but nevertheless requiring at least 10 days' prior notice to Landlord and otherwise in compliance with the provisions of this Paragraph 4.4), provided that (i) the cost of any individual change does not exceed Ten Thousand Dollars ($10,000.00), (ii) the aggregate cost of any such changes does not exceed Fifty Thousand Dollars ($50,000.00) in any consecutive twelve (12) month period, and such changes do not require any structural or other substantial modifications to the Premises, and (iii) no such Tenant Alteration affects structural, exterior, mechanical or electrical aspects of the Premises. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Tenant (a "Permitted Alteration"). Tenant shall pay to Landlord all reasonable out-of-pocket costs incurred by Landlord for any architectural, engineering, supervisory and/or legal services in connection with any Tenant Alterations including, without limitation, Landlord's review of the Plans. Without limiting the generality of the foregoing, Landlord may require Tenant at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. Should Tenant make any alterations without Landlord's prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of the Tenant Alterations at Tenant's sole cost and expense and restore the

        Premises to the same condition existing prior to undertaking the Tenant Alterations, or, at Landlord's election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant's expense. All Tenant Alterations to the Premises, regardless of which party constructed them or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided, however, at Landlord's sole election Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations and Tenant Improvements and repair any damage resulting from such removal and return the Premises to the same condition existing prior to the undertaking upon the expiration or earlier termination of this Lease. If Tenant fails to remove any such Tenant Alterations as required by Landlord's consent, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten (10) Business Days after Tenant's receipt of Landlord's written demand therefor. Tenant shall have the right, at the time it requests Landlord's consent and delivers all plans and specifications to any Tenant Alteration to make a written request that Landlord notify Tenant whether Tenant shall be obligated to remove the applicable Tenant Alteration at the end of the Lease Term, in which event Tenant shall only be obligated to remove (i) those Tenant Alterations that Landlord notified Tenant it must remove at the end of the Lease Term at the same time of and in connection with Tenant's requested approval of the Tenant Alterations, and (ii) those Tenant Alterations that Tenant did not seek or did not obtain Landlord's written consent to leave in place at the end of the Lease Term, and that Landlord requires Tenant to remove. Tenant shall reimburse Landlord, upon receipt of demand therefor, for all reasonable out of pocket costs and expenses incurred by Landlord during its review of Tenant's plans and specifications (regardless of whether Landlord approves Tenant's request) and Tenant's construction. Nothing contained in this paragraph or the paragraph captioned "Tenant's Work Performance" shall be deemed a waiver of the provisions of the paragraph captioned "Mechanic's Liens."

 4.5 TENANT'S WORK PERFORMANCE. Any Tenant Alterations to be performed by Tenant under this paragraph shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord's discretion and may include a requirement that the prime contractor and the respective subcontractors of any tier: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL CIO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions); provided, however, that the requirements of clauses (a) and (b) above shall not apply to any Permitted Alterations. Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. Subject to Tenant's right to use non-union labor for Permitted Alterations (provided, however, that Tenant shall not perform any Permitted Alterations using non-union labor during such times as Landlord's Agents are also performing work in the Premises), if Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of the Tenant Alterations or any defective design, material or workmanship of any Tenant Alterations.

4.6 SURRENDER OF POSSESSION. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted, and free from all tenancies or occupancies by any person.

4.7 REMOVAL OF PROPERTY. Unless otherwise agreed to in writing by Landlord, Tenant agrees that there are and shall be no trade fixtures in the Premises owned by Tenant. Upon expiration or earlier termination of this Lease, Tenant may remove its personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building, shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord's sole election, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations and repair any damage resulting from such removal. Provided that Tenant pays the Removal Fee, Tenant shall not be obligated to remove any of the Tenant Improvements. Tenant shall have the right, at the time it requests Landlord's consent and delivers all plans and specifications to any Tenant Alteration to make a written request that Landlord notify Tenant whether Tenant shall be obligated to remove the applicable Tenant Alteration at the end of the Lease Term, in which event Tenant shall only be obligated to remove (i) those Tenant Alterations that Landlord notified Tenant it must remove at the end of the Lease Term at the same time of and in connection with Tenant's requested approval of the Tenant Alterations, and (ii) those Tenant Alterations that Tenant did not seek or did not obtain Landlord's written consent to leave in place at the end of the Lease Term, and that Landlord requires Tenant to remove. Tenant waives all rights to any payment or compensation for such Tenant Alterations. If Tenant shall fail to remove any of its property of any nature from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 ACCESS. Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any time on at least one (1) Business Day's notice (except in case of emergency, in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, such as an emergency situation, Landlord may temporarily close Building or Land entrances. Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Upon one (1) Business Day's notice, Landlord shall have the right to enter the Premises at any time during the Lease Term for the purpose of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least twenty (20) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.

4.9     DAMAGE OR DESTRUCTION.

               4.9.1 RESTORATION OF PREMISES. If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord reasonably estimates, that the damage can be repaired in accordance with the then established Governmental Requirements within two hundred ten (210) days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's reasonable estimation, the damage cannot be repaired within such 210 day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable deductible amount specified under Landlord's insurance and (3) Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations, or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. Except to the extent that Landlord is actually reimbursed by rental loss insurance, Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall not be abated. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

                4.9.2 INTENTIONALLY OMITTED.

                4.9.3 TERMINATION OF LEASE BY MORTGAGE HOLDER'S ELECTION. Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises, or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after such requirement is made by such holder.

                4.9.4 DESTRUCTION NEAR END OF TERM. Notwithstanding the forgoing, if the Premises, the Building or the Project are wholly or partially damaged or destroyed within the final twelve (12) months of the Term, Landlord may, at its option, elect to terminate this Lease upon written notice given to Tenant within thirty (30) days following such damage or destruction.

                4.9.5 TERMINATION BY TENANT. Notwithstanding anything to the contrary set forth in this Section 4.9 above, within sixty (60) days after Landlord is notified by Tenant of such damage Landlord shall endeavor to notify Tenant of the estimated time to complete the repairs and restoration of the Premises and Project, as estimated by an independent contractor approved by Landlord (the "Landlord Response Notice"). Notwithstanding anything to the contrary set forth in the proceeding paragraph, if Landlord notifies Tenant that the estimated time to complete the repairs or restoration will exceed two hundred ten
        (210) days from the date Landlord is notified by Tenant of such damage or destruction, Tenant may terminate this Lease effective as of the date of such damage or destruction by delivering written notice thereof to Landlord within thirty (30) days after receipt of Landlord's Response Notice. If the Lease is not terminated as provided above, and the repairs and restoration are not completed within two hundred ten (210) days after the date that Landlord is notified by Tenant of the damage or destruction, Tenant may deliver written notice to Landlord (the "Damage Notice") stating that if the repairs and restoration are not completed within forty-five (45) days thereafter, Tenant will terminate the Lease. If the repairs and restoration are not completed within forty-five (45) days after Tenant delivers such notice to Landlord, the Lease shall terminate effective as of the date of such damage or destruction unless Tenant rescinds its Damage Notice prior to the expiration of such forty-five (45) day period.

                4.9.6 WAIVER. Tenant waives the provisions of any statutes presently existing or hereafter enacted (including, without limitation, California Civil Code sections 1932 and 1933) which relate to termination of leases when the thing leased is destroyed and agrees that such event will be governed by the terms of this Lease.

4.10 CONDEMNATION. If all of the Premises, or such portions of the Building as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant's Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord. Tenant waives all rights it may have under California Code of Civil Procedure section 1265.130, or otherwise, to terminate this Lease based on a partial condemnation.

 4.11 PARKING. Tenant shall have the nonexclusive privilege to use parking spaces on the Land in common with other tenants of Landlord, in the area shown on Exhibit G attached hereto (the "Parking Area"). Tenant's parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Provided that the parking spaces provided to Tenant under this Lease shall remain within the Parking Area, Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Building. In no event shall the number of parking stalls used by Tenant and Tenant's Agents exceed the number of stalls allocated to Tenant in the definition of the Parking Rights. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas. Tenant acknowledge that, if the Space Plan mutually approved by Landlord and Tenant pursuant to the Tenant Work Letter provides for the construction of Tenant improvements which would eliminate one or more parking spaces in the parking area depicted on Exhibit "G", then the number of parking spaces available to Tenant as provided in Section 1.25 of this Lease will be reduced by the number of such spaces so eliminated.

 4.12 INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or (c) any breach or default under this Lease by Tenant. Neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building; except for Claims arising solely out of the gross negligence or willful misconduct of Landlord in failing to repair or maintain the Building as required by this Lease after notice by Tenant as required by the paragraph captioned "Maintenance and Repair by Landlord"; provided that, in no event shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph entitled "Waiver of Subrogation. "

 4.13   TENANT INSURANCE.

                4.13.1 FORM OF POLICIES. Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant's liability insurance:

                        (a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00) per occurrence, which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and, which policy identifies Landlord and Manager and, at Landlord's request. Landlord's mortgage lenders or investment advisors, as additional named insureds;

                        (b) A policy of extended property insurance (what is commonly called "all risk") covering Tenant's Improvements and Tenant's Alterations, furniture, fixtures, equipment, inventory, and other personal property located on the Premises for one hundred percent (100%) of the current replacement value of such property;

                        (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

                        (d) A policy of worker's compensation insurance as required by law and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000); and

                        (e) A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000) per occurrence.

        4.13.2 APPROVAL OF INSURER. All insurance policies required under this paragraph shall be with companies with a Best rating of AXII or better and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

        4.13.3 LANDLORD-OBTAINED INSURANCE. If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

        4.14 LANDLORD'S INSURANCE. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

                        (a) A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis; and

                        (b) A policy of extended property insurance (what is commonly called "all risk") covering the Building and Landlord's personal property, if any, located on the Property in the amount of one hundred percent (100%) of the then current replacement value of such property.

                        (c) Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including, but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord

4.15 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required polices, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16    ASSIGNMENT AND SUBLETTING BY TENANT.

               4.16.1 RESTRICTIONS ON TRANSFER. Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, but may be granted or denied in accordance with this paragraph
        4.16. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

               4.16.2 LANDLORD CONSENT, PROCEDURE. In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord's demand therefor, Landlord's reasonable attorneys' fees incurred in the review of such documentation and in documenting Landlord's consent up to a maximum amount of $2,500.00, plus an administrative fee of $350.00 for processing such proposed assignment or sublease. Receipt of such fees shall not obligate Landlord to approve the proposed or sublease.

        4.16.3 LANDLORD CONSENT, RELEVANT FACTORS. In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any factor it deems relevant in its reasonable discretion. Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper and reasonable grounds for Landlord's disapproval of a proposed assignment or sublease:

                        (a) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have financial worth or creditworthiness equal to or greater than that of Tenant as of the execution date of this Lease or sufficient financial worth to insure full and timely performance under this Lease;

                        (b) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);

                        (c) Landlord has reasonably and in good faith determined that the proposed assignee or subtenant has a reputation for disputes in contractual relations, failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community for or otherwise as a tenant of property or otherwise;

                        (d) Landlord has received from any prior lessor of the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant;

                        (e) Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

                        (f) The use of the Premises by the proposed assignee or subtenant will not be identical with the Permitted Uses;

                        (g) In Landlord's judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Project, or that is not compatible with the businesses of other tenants in the Project, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

                        (h) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws;

                        (i) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has materially defaulted with respect to a monetary obligation under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent;

                        (j) Landlord does not approve of any of the tenant improvements required for the proposed assignee or subtenant; or

                        (k) Landlord has had contact with the proposed assignee or subtenant, in the six (6) months preceding Tenant's request, regarding the leasing of space by such proposed assignee or subtenant in the Project.

        4.16.4 NOTICE REGARDING LANDLORD'S CONSENT. Within fifteen (15) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord's election to require recapture as described below. Landlord's failure to respond within such fifteen (15) Business Day period shall constitute Landlord's disapproval. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord in its sole discretion.

        4.16.5 RESTRICTION OF TRANSFER OF INTERESTS IN TENANT. Any transfer, assignment or hypothecation of any of the stock or interest in, or the assets of, Tenant which is either: (a) greater than eighty percent (80%) of such stock, interest or assets, or (b) intended as a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph. The foregoing provision shall not be applicable to an initial or subsequent public offering of shares in Tenant or the trading of publicly traded securities in Tenant through a national stock exchange.

        4.16.6 CORPORATE AFFILIATE. Notwithstanding the provisions of Section
4.16 to the contrary, Landlord's consent shall not be required in the event of an assignment of this Lease or a subletting of the Premises to an entity ("Corporate Affiliate") which owns, or is owned by, Tenant, (but Tenant shall be required to give Landlord at least 10 days written notice prior to any such assignment or sublease) provided that such Corporate Affiliate owns more than 20% of the outstanding shares of all classes of voting stock of Tenant or Tenant owns more than 20% of all ownership and controlling interests in such Corporate Affiliate. The term "Corporate Affiliate Assignee" shall mean a Corporate Affiliate that has been assigned, and has assumed, all of (or the relevant portions of, in the event of a sublease) Tenant's interest and obligations under this Lease and has satisfied the criteria set forth in this Section. Landlord acknowledges and agrees that Zuma, Inc. is a Corporate Affiliate, and that, concurrently or immediately after the mutual execution and delivery of this Lease by Landlord and Tenant, Tenant will be assigning its interest in and to this Lease to Zuma, Inc. (although MRV Communications, Inc. will continue to remain directly, primarily and wholly responsible and liable for the performance of all of Tenant's obligations under this Lease).

        4.16.7 EXCESS RENT. If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment of sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord ninety percent (90%) of such excess.

        4.16.8 RECAPTURE. Landlord shall have the right to recapture the Premises or the applicable portion thereof (a "Recapture") by giving written notice of such Recapture to Tenant within fifteen (15) Business Days after receipt of Tenant's written request for Landlord's consent to such proposed assignment or subletting. Tenant shall have no right to retract its request for Landlord's consent to assign or sublease once such request has been made, except that Tenant shall have a one-time right, within five (5) Business Days following Landlord's delivery of a notice electing to Recapture to retract its request and thereby nullify the Recapture. Such

        Recapture shall terminate this Lease as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant's request hereunder. If less than the entire Premises are recaptured, Landlord and Tenant agree that this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord. Tenant agrees to surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease. Notwithstanding the first sentence of this subparagraph, Landlord shall have no right to Recapture the Premises or applicable portion thereof if Tenant's proposed assignment or sublet is to a Corporate Affiliate Assignee.

4.17 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that, as to the Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time or both, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month or any prepaid rent as specified on the Estoppel Certificate; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within five
        (5) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease.

 4.19 MODIFICATION FOR LENDER. If, in connection with obtaining construction interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request reasonable immaterial modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's rights under this Lease.

4.20    HAZARDOUS SUBSTANCES.

               4.20.1 Tenant agrees that neither Tenant, any of Tenant's Agents nor any other person will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for (i) storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, provided that, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless:
        (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.

               Landlord acknowledges that it is not the intent of this Article 4 to prohibit Tenant from operating its business as described in Section
        1.26 above. Tenant may operate its business according to the custom of the industry so long as the use of presence of any Hazardous Substance is strictly and properly monitored and accomplished according to all applicable Governmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Substances in connection with its business, Tenant has delivered to Landlord (i) the Environmental Questionnaire attached hereto as Exhibit H and (ii) a list identifying each type of Hazardous Substance to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of any Hazardous Substance on the Premises ("HAZARDOUS SUBSTANCES LIST"). Tenant shall deliver to Landlord an updated Environmental Questionnaire and Hazardous Substances List at least once each calendar year and shall also deliver an updated list before any new Hazardous Substance is brought onto the Premises and on or before the date Tenant obtains any additional permits or approvals for Hazardous Substances. Landlord shall have the right to terminate this Lease in Landlord's reasonable discretion in the event that (i) any anticipated use of the Premises by Tenant involves the generation, storage, use, treatment or disposal of Hazardous Substances in a manner or for a purpose prohibited by any Governmental Agency; (ii) Tenant has been required by any lender or Governmental Agency to take remedial action in connection with Hazardous Substance contaminating the Premises if the contamination resulted from Tenant's actions or use of the Premises (unless Tenant is diligently seeking compliance with such remedial action); or (iii) Tenant is subject to an enforcement order issued by any Governmental Agency in connection with the use, disposal or storage of a Hazardous Substance on the Premises (unless Tenant is diligently seeking compliance with such enforcement order); provided, however, that prior to exercising its right to terminate pursuant to this sentence, Landlord shall notify Tenant of its intention to so terminate this Lease, and Tenant shall have a period of fifteen (15) days after receipt of such notice to rectify the condition(s) described in clauses (i), (ii) and/or (iii), as applicable. If Tenant rectifies such situation to Landlord's reasonable satisfaction within such fifteen (15) day period, then this Lease shall continue in full force and effect. At any time prior to the expiration of the Lease Term and upon Landlord's reasonable belief that certain Hazardous Substances tests are advisable, Landlord shall have the right following notice (except in the event of an emergency), to enter upon the Premises at all reasonable times in order to conduct appropriate tests and to deliver to Tenant the results of such tests to attempt to demonstrate that contamination has occurred as a result of Tenant's use of the Premises. Without limiting the foregoing sentence, Landlord shall have the right to have an environmental audit of the Premises to be conducted within ninety (90) days prior to the scheduled expiration date of this Lease, or at termination of this Lease, if the Lease is terminated on a date other than the scheduled termination date. Tenant shall promptly perform any remedial action recommended by such environmental audit unless the audit reveals that the Hazardous Substances resulted from the activities of a person other than Tenant or Tenant's Agents. The costs of such audits shall be borne by Landlord unless the audit discloses the existence of Hazardous Substances in excess of action levels or governmental standards, in which case the costs of the audit shall be borne by Tenant.

        4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any (a) Claims arising from Tenant's use of Hazardous Substances on the Premises or the Project and (b) breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

        4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "Hazardous Substances."

        4.20.4 PURSUANT to HEALTH & SAFETY CODE SECTION 25395.7, Landlord hereby notifies Tenant that releases of hazardous substances to soil and groundwater have occurred beneath the Property. The Property and adjacent parcels are the subject of investigation and remedial action under the supervision of the California Regional Water Quality Control Board - Los Angeles Region ("RWQCB") and the California Department of Toxic Substances control ("DTSC") in connection with the former use and occupancy of the Property by Hughes Aircraft Company, Missile Systems Group ("Hughes"). Raytheon Missile Systems Company ("Raytheon"), as successor to Hughes, is obligated under the terms of a Consent Agreement and Order (Docket No. HWCA 89/90-001) and relevant California law to complete additional site characterization and mitigation as ordered and directed by DTSC and RWQCB.

               4.20.5 Landlord Representation. To Landlord's actual knowledge as of the date of the execution of this Lease, and without independent investigation and inquiry, (a) no Landlord's Hazardous Substances (defined below) have been handled in or about the Project by Landlord or any current or former tenant of Landlord, except in compliance with all applicable laws and (b) Landlord has not received any written notice of the presence of Hazardous Substances at the Premises or Building in violation of applicable laws. The term "Landlord Hazardous Substances" shall mean Hazardous Substances which are present in, on, under or about the Building or Premises as of the date of this Lease which are released or brought in, on, under or about the Building or Premises by Landlord or any agent or tenant or former tenant of Landlord. Landlord's Hazardous Substances shall specifically not include any Hazardous Substances released, disturbed, transported, stored, generated or used by Tenant or Tenant's Agents. In the event of a breach of this Section during the Term, then Landlord's sole obligation and responsibility to Tenant shall be (a) the commencement, within ninety (90) days after Landlord receives notice of such breach or discovery and verifies the accuracy of such claim, of a removal, encapsulation or other containment program reasonably elected by Landlord which is required by and complies with applicable laws, and (b) the diligent prosecution of such program to completion, at no cost to Tenant, in such a manner as will make the Premises or Building, as the case may be, in compliance with applicable laws.

4.21    ACCESS LAWS.

               4.21.1 NOTICE TO LANDLORD OF VIOLATION. Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice

               4.21.2 PROHIBITED ACTS. Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

               4.21.3 TENANT RESPONSIBILITY. Subject to the provisions of
        Section 2.7.2., Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with failure of the Premises to comply with the Access Laws.

                4.21.4 LANDLORD RESPONSIBILITY. Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Project into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord to bring the Project into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) using an amortization rate of twelve percent (12%) per annum and shall be an Operating Cost for purposes of this Lease.

                4.21.5 INDEMNITY OF LANDLORD. Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.

                4.21.6 INCONSISTENT PROVISIONS OF LAW. The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord, subject to the terms of this Lease, any ground lease, mortgage or deed of trust and all matters of record now or hereafter encumbering the Premises or the Project.

4.23    INTENTIONALLY OMITTED

4.24 SUBORDINATION. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease. At the request of Landlord, the holder of such mortgage or deed of trust or any ground Lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request; provided, however, such instrument shall include a nondisturbance provision on the standard form of the applicable lender or ground lessor. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.25 WORKERS COMPENSATION IMMUNITY. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord or Landlord's Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord's Agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.

4.26 BROKERS. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

4.27 EXCULPATION AND LIMITATION OF LIABILITY. Landlord has executed this Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.28    INTENTIONALLY OMITTED.

4:29    MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.

               4.29.1 MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay, bond over (in a manner and with a company reasonably acceptable to Landlord) or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim. Tenant shall notify Landlord in writing at least ten (10) Business Days in advance of any work to be done on, in, or about the Premises. In the event of such scheduled work, whether Landlord received notice from Tenant or not, Landlord shall have the right, at any time and from time to time, to enter the Premises to post notices of non-responsibility in such locations as Landlord deems appropriate. Notwithstanding anything in this Lease to the contrary, Landlord shall not be required to notify Tenant in advance of entering the Premises for the purpose of posting the notices of non-responsibility.

               4.29.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

                         SECTION 5: DEFAULT AND REMEDIES

 5.1    EVENTS OF DEFAULT.

                5.1.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of Default"):

                      (a) vacation or abandonment of all or any portion of the
                          Premises;

                      (b) failure by Tenant to make any payment of Base Rent
                          Additional Rent or any other sum payable by Tenant under this Lease within five (5) days from its due date;

                      (c) failure by Tenant to observe or perform any covenant
                          or condition of this Lease, other than the making of payments, where such failure shall continue for a period of thirty (30) days after written notice from Landlord; provided however, that if the nature of Tenant's obligation is such that more than thirty
                          (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion within ninety (90) days after such written notice from Landlord;

                      (d) (1) the making by Tenant of any general assignment or
                          general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within twenty
                          (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease, unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due;

                      (e) any information furnished by or on behalf of Tenant to
                          Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made; or

                      (f) any assignment, subletting or other transfer for which the prior consent of Landlord is required under this Lease and has not been obtained.

               5.1.2 NOTICE OF DEFAULT. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by paragraph 6.1 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

               5.1.3 NOTICE TO LANDLORD REGARDING TENANT DEFAULT. Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions of events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

               5.1.4 TREATMENT AS UNEXPIRED LEASE. If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

 5.2 REMEDIES. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default exercise the rights and remedies, ether singularly or in combination as are specified or described in the subparagraphs of this paragraph.

               5.2.1 REMEDIES: TERMINATION AND RECOVERY OF POSSESSION. Landlord may terminate this Lease and recover possession of the Premises in which case Tenant shall immediately surrender possession of the Premises to Landlord and, in addition to any other rights and remedies Landlord may have at law and in equity, Landlord shall have the following rights:

                      (a) To re-enter the Premises then or at any time
                          thereafter, and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, and Tenant shall have no further claim hereunder.

                      (b) To recover all damages incurred by Landlord by reason
                          of the default, including without limitation (i) the worth at the time of the award of the payments, including interest, owed by Tenant to Landlord under this Lease that were earned or accrued but unpaid at the time of termination; (ii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord under the Lease that would have been earned or accrued after the date of termination until the time of the award exceeds the amount of the loss of payments owed by Tenant to Landlord under this Lease for the same period that Tenant affirmatively proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord for the balance of the Term after the time of the award exceeds the amount of the loss of payments owed by Tenant for the same period that Tenant proves could have been reasonably avoided; (iv) all costs incurred by Landlord in retaking possession of the Premises and restoring them to good order and condition; (v) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by Landlord in reletting the Premises; plus (vi) any other amount, including without limitation attorneys' fees and audit expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. "The worth at the time of the award," as used in clauses (i) and (ii) of this paragraph, is to be determined by computing interest as to each unpaid payment owed by Tenant to Landlord under the Lease, at the highest interest rate permitted by law. "The worth at the time of the award," as referred to in clause
                          (iii) of this paragraph, is to be determined by discounting such amount, as of the time of award, by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                      (c) To remove, at Tenant's sole risk, any and all personal property in the Premises and place such in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property

                          If Tenant shall not pay the cost of such storage within thirty (30) days following Landlord's demand, Landlord may, subject to the provisions of applicable law, sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, without notice to or demand upon Tenant. Tenant waives all claims for damages caused by Landlord's removal, storage or sale of the property and shall indemnify and hold Landlord free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys' fees. Tenant hereby irrevocably appoints Landlord as Tenants attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this subparagraph 5.2.

               5.2.2 REMEDIES: RECOVER RENT AS IT BECOMES DUE. Landlord may elect, in its absolute discretion, to maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder, and, at Landlord's election, to re-enter and relet the Premises on such terms and conditions as Landlord deems appropriate. Without limiting the generality of the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Landlord may execute any lease made pursuant hereto in its own name, and Tenant shall have no right to collect any such rent or other proceeds. Landlord's re-entry and/or reletting of the Premises, or any other acts, shall not be deemed an acceptance of surrender of the Premises or Tenant's interest therein, a termination of this Lease or a waiver or release of Tenant's obligations hereunder. Landlord shall have the same rights with respect to Tenant's improvements and personal property as under Section 5.2.1 above, even though such re-entry and/or reletting do not constitute acceptance of surrender of the Premises or termination of this Lease.

               5.2.3 SUCCESSION TO TENANT RIGHTS. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may:

                      (a) Terminate any sublease, license, concession, or other
                          consensual arrangement for possession entered into by Tenant and affecting the Premises.

                      (b) Choose to succeed to Tenant's interest in such an
                          arrangement. If Landlord elects to succeed to Tenant's interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the rent or other consideration receivable under that arrangement.

               5.2.4 RIGHTS AND REMEDIES CUMULATIVE. None of the foregoing remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

                5.2.5 MONEY DAMAGES UPON RELETTING. If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness other than Base Rent, Additional Rent or any other sums payable under this Lease by Tenant to Landlord; second, to the payment of any cost of reletting (including finders' fees and leasing commissions); third, to the payment of the cost of any alterations improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month. Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

               5.2.6 REMEDIES NONEXCLUSIVE. Pursuit of any of the foregoing remedies shall not preclude Landlord's pursuit of any of the other remedies provided in this Lease or by law (all such remedies being, cumulative), nor shall pursuit by Landlord of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

 5.3 RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

 5.4 LANDLORD'S DEFAULT. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions. In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord Tenant's exclusive remedies shall be an action for specific performance or an action for actual damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.

 5.5 ACCEPTANCE OF RENT WITHOUT WAIVING RIGHTS. Under the paragraph captioned "No Waiver of Remedies", Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts partial payments which cumulatively are less than the sum owed after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously serviced notice of default without giving Tenant any further notice or demand.

                       SECTION 6: MISCELLANEOUS PROVISIONS

6.1 NOTICES. Any notice, approval, consent, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, facsimile, a nationally recognized overnight courier service, United States Postal Service in the manner described below; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 ATTORNEY'S FEES AND EXPENSES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the prevailing party shall be entitled to a reasonable sum for attorney's and paralegal's fees incurred at the trial or appellate levels and for all costs and expenses associated with such levels. The prevailing party shall be determined under Civil Code section 1717(b)(1) or any successor statute.

 6.3 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

 6.4 SUCCESSORS; JOINT AND SEVERAL LIABILITY. Except as provided in the paragraph captioned "Exculpation and Limitation of Liability" and subject to the paragraph captioned "Assignment and Subletting by Landlord," all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant," then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

 6.5 CHOICE OF LAW. This Lease shall be construed and governed by the laws of the state of California. Tenant consents to Landlord's choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 NO WAIVER OF REMEDIES. The waiver by Landlord of any covenant of condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 FORCE MAJEURE. Subject to the provisions of Section 4.9, in the event that either party shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for the period equivalent to the period of such delay. Notwithstanding the foregoing, this Section 6.8 shall not be applicable with respect to monetary obligations.

6.9 SEVERABILITY; CAPTIONS. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

 6.10 INTERPRETATION. Whenever a provision of this Lease uses the term (a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant," that term shall include any covenant, agreement, term or provision, and (c) "at law," that term shall mean at law or in equity, or both. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.11 INCORPORATION OF PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.12 AUTHORITY. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.13 TIME OF ESSENCE. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.14 SURVIVAL OF OBLIGATIONS. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.15 CONSENT TO SERVICE. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.16 LANDLORD'S AUTHORIZED AGENTS. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord's Agents, only officers of Riggs Bank N.A., are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

 6.17 WAIVER OF JURY TRIAL. LANDLORD AND TENANT BY PLACING THEIR INITIALS AT THE END OF THIS PARAGRAPH HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, COUNTERCLAIM, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR RELATING IN ANY WAY TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE OR ORDINANCE.




                              [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.


Designated Address for Landlord:        LANDLORD:
c/o Riggs Trust Group
                                        MEPT WEST HILLS, LLC,
Attn: Patrick O. Mayberry               a Delaware limited liability company

808 17th Street, N.W.                   By: Riggs & Company, a division of
Washington, DC 20006                        Riggs Bank, N.A., as Trustee of
Facsimile: 202-835-6887                     the Multi-Employer Property
                                            Trust, a trust organized under 12
                                            C.F.R. Section 9.18, its sole
                                            member

                                        By: /s/ MARY ANNE MARTINS
                                           ------------------------------------
                                        Name: Mary Anne Martins
                                             ----------------------------------
                                        Its:  Managing Director
                                            -----------------------------------

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Its:
                                             ----------------------------------


with copy to Manager at:

8550 Balboa Boulevard, Suite 220
Northridge, CA 91325
Attn: Property Manager
Facsimile: (818) 893-5092

Designated Address for Tenant:          TENANT:

                                        MRV Communications, Inc., a Delaware
-------------------------------         corporation

-------------------------------

-------------------------------


Facsimile:                              By:  /s/ NOAM LOTAN
          ---------------------            ------------------------------------
                                        Name:   Noam Lotan
                                             ----------------------------------

                                        Its:        CEO
                                             ----------------------------------



                                        By:  /s/ SHLOMO MARGALIT
                                           ------------------------------------
                                        Name:   Shlomo Margalit
                                             -----------------------------------
                                        Its:     Chairman of Board
                                             -----------------------------------

                             LANDLORD ACKNOWLEDGMENT

                                         )
DISTRICT OF COLUMBIA               ) ss.
                                         )


        On this 11th day of April, 2000, before me personally appeared Mary Anne Martins, to me known to be a Managing Director, of Riggs & Company, a division of Riggs Bank N.A., the Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association as trustee, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                     /s/ DENISE HART-GAMBLE
                                     ----------------------------------------

                                     Name:         Denise Hart-Gamble
                                          ------------------------------------

                                     NOTARY PUBLIC in and for the District of Columbia, residing at Riggs Bank N.A. My appointment expires: March 31, 2003

                [COMPLETE APPROPRIATE ACKNOWLEDGMENT FOR TENANT]

                       TENANT ACKNOWLEDGMENT (INDIVIDUAL)


State of California     )
                          ) ss.
County of Los Angeles   )

     On this 31st day of March, 2000, before me, a Notary Public in and for the state of California, personally Noam Lotan & Sholomo Margalit, to me known to be the individual(s) described in and who executed the within and foregoing instrument, and acknowledged that s/he/they signed the same as his/her/their free and voluntary act and deed, for the uses and purposes therein mentioned.

     WITNESS my hand and official seal hereto affixed the day and year first as above written.


                                      /s/ SARAH L. ROGERS
                                      -----------------------------------------
                                      Name:
    [NOTARY PUBLIC SEAL]              Sarah L. Rogers
      SARAH L. ROGERS                 -----------------------------------------
    Commission # 1218080              NOTARY PUBLIC
 Notary Public - California
     Los Angeles County               residing at               . My appointment
My Comm. Expires May 30, 2003                     ------------
                                      expires: May 30, 2003.
[NOTARIAL SEAL]                                ------------

                      TENANT ACKNOWLEDGMENT (PARTNERSHIP)

__________________)
                     ) ss.
__________________)


     On this _______ day of _______________________, 2000, before me, a Notary
Public in and for the _______________ of _______________ personally appeared ___________________________, the ____________________________________ of
_______________________________, a _____________________________________
partnership, the partnership that executed the within and foregoing instrument and acknowledged said instrument to be the free and voluntary act and deed of said partnership for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year first as above written.



                                    __________________________________________
                                    Name:_____________________________________
                                    NOTARY PUBLIC in and for the District of Columbia, residing at ________________. My appointment expires: ___________________.

[NOTARIAL SEAL]

                      TENANT ACKNOWLEDGMENT (CORPORATION)

_________________________________ )
                                        ) SS.
_________________________________ )

        On this ________ day of ____________, 2000, before me, a Notary Public in and for the ________ of _________________________________________________
_______________________, personally appeared _______________________________
_______________________, the ________________________ of ____________________
_________________________________, the _______________________________________
corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

        WITNESS my hand and official seal hereto affixed the day and year first as above written.


                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        NOTARY PUBLIC in and for the District of Columbia, residing at ___________.
                                        My appoint expires: ___________________.


[NOTARIAL SEAL]

                               EXHIBIT A to Lease

                           LEGAL DESCRIPTION OF LAND

                          (To be attached by Landlord)

                               EXHIBIT B to Lease

                    DRAWING SHOWING LOCATION OF THE PREMISES

                                  EXHIBIT "B"

                               EXHIBIT C to Lease

                     WORK LETTER AND CONSTRUCTION AGREEMENT
                      (Landlord to Construct Improvements)

        1. TENANT'S IMPROVEMENTS. Except as set forth herein and in the Lease Tenant accepts the Premises and existing improvements therein in their "as is" condition. Landlord shall furnish and install within the Premises those items of general construction, but not personal property or trade fixtures (the "Tenant Improvements"), shown on the plans and specifications attached to this Lease as Exhibit C or, if the foregoing is not applicable, as finally approved by Landlord and Tenant, pursuant to Paragraph 2 below. All Tenant improvements shall be constructed pursuant to this Work Letter and shall be performed by Landlord's general contractor utilizing those subcontractors selected by Landlord in accordance with this Work Letter. Such general contractors and all subcontractors shall satisfy those union labor requirements set forth in the Lease in the paragraph captioned "Tenant's Work Performance".

        2. PLANS AND SPECIFICATIONS FOR IMPROVEMENTS.

           2.1 Landlord shall retain Ware-Malcolmb to prepare the plans and specifications described hereinafter for the Tenant Improvements. The plans and specifications shall be subject to Tenant and Landlord's approval, which approval shall not be unreasonably delayed.

           2.2 Landlord and Tenant agree that the parties have approved the Space Plan for the Premises dated March 30, 2000 attached hereto as Schedule I (the "Space Plan").

           2.3 Based upon the Space Plan, Landlord shall cause the Architect to prepare detailed plans and specifications for the Tenant Improvements ("PLANS") within ten (10) business days after the execution and delivery of this Lease by Landlord and Tenant. Landlord shall then forward the Plans to Tenant for Tenant's approval. Tenant shall approve or reasonably disapprove any draft of the Plans within three (3) business days after Tenant's receipt thereof; provided, however, that (i) Tenant shall not be entitled to disapprove any portion, component or aspect of the Plans which are consistent with the Space Plan unless Tenant agrees to pay for the additional cost resulting from such change in the Plans as part of the Excess Cost of Tenant Improvements pursuant to Section 4.2 below, and (ii) any disapproval of the Plans by Tenant shall be accompanied by a detailed written explanation of the reasons for Tenant's disapproval. Failure of Tenant to reasonably disapprove any draft of the Plans within said three (3) business day period shall be deemed to constitute Tenant's approval thereof. The Plans as approved by Landlord and Tenant, may be referred to herein as the "APPROVED PLANS". Tenant shall make no changes or modifications to the Space Plan or the Approved Plans without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would directly or indirectly delay the Substantial Completion or increase the cost of designing or constructing the Tenant Improvements.

        Tenant shall cooperate with Landlord to provide information requested by Landlord or Landlord's Agents in connection with the preparation of the Plans. Tenant shall provide such information within three (3) business days after requested by Landlord or Landlord's Agents. Tenant's failure to so provide such information within such three (3) business day period shall be deemed a Tenant Delay.

        3. BUILDING SHELL CHANGES. If the Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the cost of the

Building shell work caused by such Plans, amendment or supplement, shall be charged against Tenant. If Building shell work is permitted by Landlord, the cost thereof shall include all architectural and/or engineering fees and expenses in connection therewith, as well as compensation to Landlord for the costs of any delays which arise from such changes (which delays shall also constitute Tenant Delay).

        4. LEASEHOLD IMPROVEMENT APPROVAL AND COST.

           4.1 Upon Landlord and Tenant's approval of the Plans, Landlord shall submit the Approved Plans to competitively bid them to not less than three (3) general contractors. Copies of such bids shall be delivered to Tenant, and Tenant shall have input (but no approval rights) in the selection of the general contractor; provided, however, that Landlord shall, using its good faith judgment, ultimately be entitled to select the general contractor. Landlord shall have three (3) business days after receipt of all bids to select the general contractor; provided, however, that if all such bids are not received within fourteen (14) days after Landlord's submission of the Approved Plans to such contractor (as the same may be extended due to the acts of Tenant or Tenant's agents), then the twelve (12) week and sixteen (16) week periods described in Section 2.5 of the Lease shall commence upon the seventh (7th) business day after the expiration of such fourteen (14) day period (as the same may be extended due to the acts of Tenant or Tenant's agents). Tenant acknowledges that, if Landlord has submitted the Approved Plans to bid as provided herein, but has not received bids from all three (3) general contractors within fourteen (14) days after Landlord has submitted the same to bid (as the same may be extended due to the acts of Tenant or Tenant's agents), then Landlord shall be entitled to select the general contractor from the bids received upon the expiration of such fourteen (14) day period (as the same may be extended due to the acts of Tenant or Tenant's agents). Landlord's general contractor (who shall have been selected by Landlord from the competitive bids) will be entitled to a contractor's fee and general conditions fee (not to exceed the current market rate for such fees). Upon receipt of the general contractor's cost of construction, Landlord shall provide Tenant with a detailed breakdown of the cost of furnishing and installing the Tenant Improvements, including, without limitation: the cost of constructing improvements; the cost of preparing engineering plans; governmental agency plan check, permit and other fees; sales and use taxes; Title 24 fees; all other costs to be expended by Tenant in the construction of the Tenant Improvements; and a Landlord's administration fee of five percent (5%) of the cost of the Tenant Improvements (collectively, the "Cost of Tenant Improvements"). The Cost of Tenant Improvements may include expenses and "soft costs" incurred by Tenant, such as the fees of Tenant's architect. Tenant shall approve in writing the estimated cost of Tenant Improvements' Section, Tenant's sole remedy shall be to terminate the Lease in accordance with Section 4.5 below. No construction of Tenant Improvements shall commence until such approval is received by Landlord. At Landlord's election, any delay by Tenant in giving such approval shall constitute Tenant Delay.

           4.2 Landlord shall establish an allowance (the "Tenant Improvement Allowance") of Seven Hundred Seventy-five Thousand Nine Hundred and 00/100 Dollars ($775,900.00) which Tenant Improvement Allowance shall be used by Landlord solely for the design and installation of the Tenant Improvements. Tenant shall have the right to use the Tenant Improvement Allowance for any improvements described in the Approved Plans. However, in no event shall more than Three and 00/100 Dollars ($3.00) per usable square foot of the Tenant Improvement Allowance be used for the purpose of acquiring and installing telecommunications cabling, built-in or movable furniture or data/computer networking, and in no event shall more than One and 00/100 Dollars ($1.00) per usable square foot of the Tenant Improvement Allowance be used for moving costs. Except as provided in this Section, in no event shall the Tenant Improvement Allowance be used to pay for costs of Tenant's furniture or other personal property, which shall be paid for by Tenant at its sole cost and expense. If the Cost of Tenant Improvements (including the portion used for moving costs and for acquiring and installing telecommunications cabling, built-in or movable furniture or data/computer networking) is less than the Tenant Improvement Allowance, Landlord shall retain such excess portion of the Tenant Improvement Allowance as its sole and separate property and Tenant shall have no rights or claims to it whatsoever, nor shall Tenant be entitled to any credit as a result of such excess. Notwithstanding anything to the contrary contained in this Work Letter and Construction Agreement, and subject to the provisions of Section 4.5 below, if the Cost of Tenant Improvements exceed the Tenant Improvement Allowance ("Excess Cost of Tenant Improvements"), prior to commencement of construction, Tenant shall deposit with Landlord, in cash, the amount of such Excess Cost of Tenant Improvements to be disbursed by Landlord following full disbursement of the Tenant Improvement Allowance, and the balance, if any, to be returned to Tenant, without interest, following completion of the Tenant Improvements.

                4.3 If the Cost of Tenant Improvements increases due to the requirements of any governmental agency subsequent to Landlord's approval of the bids pursuant to Paragraph 4.1, or for any other reason not the fault of Landlord, Tenant shall pay to Landlord the amount of any such increase within ten (10) Business Days after receipt of notice of such cost increases.

                4.4 Subject to the terms of the Lease paragraph captioned "Removal of Property", all of the Tenant Improvements, whether or not the cost thereof is covered by the Tenant Improvement Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term.

                4.5 If the estimated Cost of Tenant Improvements (but only those estimated Costs of Tenant Improvements which are consistent with the scope of work for the Tenant Improvements as set forth on the Space Plan exceeds the Tenant Improvement Allowance, Tenant shall have the right, upon written notice (the "Termination Notice") given to Landlord within three (3) business days after Landlord selects the general contractor pursuant to 4.1 above, terminate this Lease; provided, however, that, as a condition to Tenant's right to so terminate this Lease, Tenant shall pay to Landlord a termination fee equal to
(a) all reasonable attorneys fees and costs incurred by Landlord in connection with the negotiation, preparation and execution of this Lease (not to exceed $13,500) and (b) all costs and expenses incurred by Landlord in connection with the preparation and performance of design work, architectural plans and drawings and engineering fees and costs relating to the Tenant Improvements (not to exceed $45,600) [collectively, the "Termination Fee"]. In no event shall the Termination Fee include any brokerage commissions. The Termination Fee shall be paid to Landlord by Landlord's application of the Security Deposit, with any remaining balance, if any, payable by Tenant within ten (10) days after Landlord's submission of the amount of the Termination Fee to Tenant (supported by a reasonably detailed statement thereof), and this Lease shall not be terminated until Landlord's receipt of the entire Termination Fee. Upon Landlord's timely and proper termination hereunder, Landlord shall promptly return the unapplied portion of the Security Deposit and the Prepaid Rent to Tenant. If Tenant fails to deliver the Termination Notice to Landlord within the three business day period described above, Tenant shall be deemed to have forever waived its right to terminate this Lease in accordance with this Section
4.5. The date on which Tenant shall be deemed to have waived its right to terminate this Lease pursuant to this Section 4.5 shall be referred to as the "Tenant Waiver Date".

        5. TENANT CHANGES. Tenant may request a change, addition or alteration in the Tenant Improvements as shown by the Approved Plans after Tenant's final approval of such Approved Plans (a "Change Order") by delivery of a written request to Landlord for its approval and for the general contractor's determination of (i) the increase on the cost of work to implement the Change Order, and (ii) the estimated delay, if any, in the construction of the Tenant Improvements occasioned by the Change Order. Tenant's architect shall complete all working drawings necessary to show the change, addition or alteration, and a Change Order in form satisfactory to Landlord. Following its approval of the Change Order and any delays in construction occasioned by the Change Order, Landlord shall deliver to Tenant its written approval of the Change Order and authorization to proceed with the work as shown by the Change Order, conditioned upon payment by Tenant to Landlord, in advance and in full, of any cost increase occasioned thereby. Landlord may decline any proposed Change Order if the change is inconsistent with the provisions of any of paragraphs 1 through 4 above. Any delay caused by work stoppage pending Landlord's approval of a Change Order of payment by Tenant of any cost increase shall constitute Tenant Delay. If Landlord fails to disapprove a Change Order within five (5) days after Landlord's receipt thereof, the Change Order shall be deemed approved.

        6. CONSTRUCTION OF TENANT IMPROVEMENTS.

                6.1 Landlord shall construct the Tenant Improvements in substantial accordance with the Plans in a good and workmanlike manner. Unless specifically noted to the contrary on the Plans, the Tenant Improvements shall be constructed using Project-standard specifications and materials as determined by Landlord. Upon approval by Tenant of the Plans and Cost of the Tenant Improvements, the general contractor shall proceed to secure a building permit and commence construction.

                6.2 The construction of Tenant Improvements shall be subject to the following:

                        (i) As part of the Cost of the Tenant Improvements to be paid by Tenant (subject to Landlord's contribution of the Tenant Improvement Allowance), Tenant shall reimburse Landlord for all costs directly or indirectly related to the Tenant Improvements, including, without limitation: costs of site services, facilities and utilities (such as trash removal, use of vertical transportation, electrical service, etc.); costs of remedying deficient or faulty work or inadequate clean-up done by Tenant or its contractor(s); and costs incurred by reason of delays caused by such work.

                        (ii) All Tenant Improvements shall be installed only under the supervision of Landlord or its designated agent, and Tenant shall pay to Landlord an administration fee in the amount of five percent (5%) as described in Paragraph 4 above, which cost may be paid out of the Tenant Improvement Allowance.

                6.3 "Tenant Delay" shall include, without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant's failure to comply with the provisions of this Work Letter and Construction Agreement or the Lease, including without limitation Tenant's failure to meet any time deadlines established herein, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing items of materials or other components of the construction of Tenant Improvements, including, without limitation, millwork, which are not used in the construction of Tenant Improvements in accordance with Landlord's building standards and which causes a delay in the Substantial Completion of the Tenant Improvements beyond the time when such improvements would otherwise be completed if constructed in accordance with the standards used in the remainder of the Building, (iii) delay in work caused by submission by Tenant of a request for any Change Order following Landlord's approval of the Plans, (iv) any additional time, as reasonably determined by Landlord, required for implementation of any Change Order with respect to the Tenant Improvements, (v) any changes in the Building Shell (provided that Landlord has notified Tenant at the time Landlord approves the Approved Plans for any Change Order thereto] that the same will constitute a Tenant Delay) or (vi) any other delay arising from the act or omission of Tenant or Tenant's Agents if there shall be any Tenant Delay, then Landlord may require Tenant to commence the payment of Rent under the Lease based upon when Substantial Completion would have occurred but for the Tenant Delay, or if not previously required by Landlord, Tenant shall pay such Rent to Landlord prior to Tenant occupying the Premises. Landlord shall not be liable for, and Tenant waives all claims against Landlord for, any defaults of the general contractor and all subcontractors and suppliers relating to construction of the Tenant Improvements. In the event of any such default, Tenant shall look solely to the general contractor or the subcontractors or suppliers.

      7.    MISCELLANEOUS.

            7.1 Any default of Tenant in this Work Letter and Construction Agreement shall constitute a default of Tenant under the Lease, and Landlord's remedies shall be as set forth therein. All provisions of the Lease are fully incorporated in this Exhibit "C" as though set forth herein at length.

            7.2 Tenant shall designate one (1) construction representative authorized to act for Tenant upon whom Landlord can rely, and who shall consult with Landlord and Landlord's contractors, employees and agents in connection with the construction of the Tenant Improvements.

            7.3 Landlord hereby assigns to Tenant on a non-exclusive basis all warranties and guaranties by the contractor who constructs the Tenant Improvements relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

LANDLORD:                                 TENANT:

MEPT WEST HILLS, LLC,                     MRV Communications, Inc., a
a Delaware limited liability company      Delaware corporation

By:   Riggs & Company, a division of
      Riggs Bank, N.A., as Trustee of     By:  /s/ NOAM LOTAN
      the Multi-Employer Property            ----------------------------------
      Trust, a trust organized under      Name:  Noam Lotan
      12 C.F.R. Section 9.18, its sole         --------------------------------
      member                              Its:  President and CEO
                                              ---------------------------------

      By:                                 By:  /s/ SHLOMO MARGALIT
         -----------------------------       ----------------------------------
      Name:                               Name:  Shlomo Margalit
           ---------------------------         --------------------------------
      Its:                                Its:  Chairman
          ----------------------------        ---------------------------------

      By:
         -----------------------------
      Name:
           ---------------------------
      Its:
          ----------------------------

                                   SCHEDULE 1

                                   SPACE PLAN




                                  [FLOOR PLAN]

                               EXHIBIT D to Lease

                    FORM OF MEMORANDUM OF COMMENCEMENT DATE

     MEPT West Hills, LLC, as Landlord, and MRV Communications, Inc., a Delaware corporation as Tenant, executed that certain Lease dated as of March 30, 2000 (the "Lease").

     The Lease contemplates that upon satisfaction of certain conditions Landlord and Tenant will agree and stipulate as to certain provisions of the Lease. All such conditions precedent to that stipulation have been satisfied.

     Landlord and Tenant agree as follows:

     1.   The Commencement Date of the Lease is August 4, 2000.

     2.   The Termination Date of the Lease is August 3, 2005.

     3.   The Premises consist of 38,795 rentable square feet.

     4.   Base Rent is as follows:

          8/4/00 through 8/31/00; $68,329.26 per month

          9/1/00 through 1/31/03; $75,650.25 per month

          2/1/03 through 8/3/05; $81,469.50 per month

          ______ through ______; $__________ per month

     5.   Tenant's Pro Rata Share is 11.76 percent (11.76%).

     IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed as of 9/13, 2000.

LANDLORD:                                   TENANT:

MEPT WEST HILLS, LLC, a Delaware            MRV Communications, Inc., a
limited liability company                   Delaware corporation

By:  RIGGS & COMPANY, a division of         By:     /s/ NOAM LOTAN
     Riggs Bank N.A., as Trustee of the     ----------------------------------
     Multi-Employer Property Trust, a       Name:   Noam Lotan
     trust organized under 12 C.F.R.        ----------------------------------
     Section 9.18                           Its:    CEO
                                            ----------------------------------

By: _________________________________
Name: _______________________________
Its: ________________________________

                               EXHIBIT D to Lease

                    FORM OF MEMORANDUM OF COMMENCEMENT DATE

     MEPT West Hills, LLC, as Landlord, and MRV Communications, Inc., a Delaware corporation as Tenant, executed that certain Lease dated as of ____________________, 2000 (the "Lease").

     The Lease contemplates that upon satisfaction of certain conditions Landlord and Tenant will agree and stipulate as to certain provisions of the Lease. All such conditions precedent to that stipulation have been satisfied.

     Landlord and Tenant agree as follows:

     1.   The Commencement Date of the Lease is

          _______________________.

     2.   The Termination Date of the Lease is

          ____________________________.

     3. The Premises consist of _________________________ rentable square feet.

     4.   Base Rent is as follows:

          ______________ through ____________; $__________ per
          month
          ______________ through ____________; $__________ per
          month
          ______________ through ____________; $__________ per
          month
          ______________ through ____________; $__________ per
          month

     5.   Tenant's Pro Rata Share is _______________ percent (_______%).

     IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed as of _________, 2000.

LANDLORD:                                    TENANT:

MEPT WEST HILLS, LLC, a Delaware limited     MRV Communications, Inc., a
liability company                            Delaware corporation

By:  RIGGS & COMPANY, a division of
     Riggs Bank N.A., as Trustee of the      By:
     Multi-Employer Property Trust, a trust  _______________________
     organized under 12 C.F.R. Section       Name:
     9.18                                    _______________________
                                             Its:
     By: ___________________________         _______________________
     Name: _________________________
     Its: __________________________

                               EXHIBIT E to Lease

                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rate. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building's tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Cleaning and janitorial services shall be provided five (5) days per week. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor, any of Landlord's Agents or any other person.

6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. Except on holidays, HVAC service shall be provided to the Premises Monday through Friday from 8:00 a.m. to 10:00 p.m. and Saturday and Sunday from 9:00 a.m. to 4:00 p.m.

8. If Tenant requires telegraphic, telephonic, computer circuits, burglar alarm or similar services, it shall first obtain, and comply with,

     Landlord's instructions for their installation, and shall pay the entire cost of such installation(s).

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Project, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14.  Intentionally Omitted.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16.  Intentionally Omitted.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

19. Tenant shall not install, without Landlord's prior written consent which consent may be granted or withheld in Landlord's sole and absolute discretion, any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Except as provided in the Tenant Work Letter, Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21.  Intentionally Omitted.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited and Tenant shall cooperate to prevent the same.

23. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

24. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters' Laboratory approved equipment for microwaving, brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that such equipment and its use is in accordance with all Governmental Requirements.

26. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land.

             Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four wheeled trucks.

        32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

        33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of Premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

        34. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in the Building. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

        35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant's Agents.

                               Exhibit G to Lease

                                  Parking Area

                                  Exhibit "G"

                                  Parking Area

                                   Exhibit H

                          Environmental Questionnaire

                                  EXHIBIT "F"

                          ENVIRONMENTAL QUESTIONNAIRE

FOR OFFICE USE ONLY:

Proposed Lease Commencement Date: March 31, 2000      Marketing Director: ______

        Original               Renewal              Expansion

---------------------------------------------------------

                PRE-LEASING ENVIRONMENTAL EXPOSURE QUESTIONNAIRE
                   (To be completed prior to Lease Approval)

Property Address:   As described in attached lease
                    8433 Fallbrook Avenue "Bldg. B at Corporate Pointe"
                    West Hills, CA

Proposed Tenant:    MRV Communications Inc./Zuma Networks Inc.

                    (Include full legal name of proposed tenant and any d/b/a)

Current Address:    _8943 Fullbright Avenue, Chatsworth, CA 91311 ______________

Description of Proposed Use of Property: General office purposes and incidental use consisting of the following; warehousing, light assembly, shipping and receiving, engineering and research development (including project testing)

----------------------------------

PLEASE ANSWER THE FOLLOWING QUESTIONS ACCURATELY AND FULLY, ATTACHING ADDITIONAL PAGES IF NECESSARY. YOUR RESPONSES TO THIS QUESTIONNAIRE, INCLUDING ANY AND ALL ATTACHMENTS, SHALL BE INCORPORATED AS REPRESENTATIONS AND WARRANTIES IN THE LEASE WHEN EXECUTED, AND INCORRECT, MISLEADING OR MATERIALLY INCOMPLETE RESPONSES SHALL BE DEEMED A BREACH OF SAID LEASE.

1. Will any of the following chemicals, petroleum products or hazardous materials be made, used, placed, or stored on the property in quantities greater than the minimum quantity listed in column (1) below? If yes, please mark column(s) (2), (3), and/or (4) as applicable.


                                      (1)       (2)      (3)      (4)       (5)
                                    Minimum
     Categories of Chemicals        Quantity    Made    Used    Placed    Stored
     -----------------------        --------    ----    ----    ------    ------

     Solvents, Degreasers           1 Gallon    ____    ____    ______    ______
     Paint Thinners/Remover         1 Gallon    ____    ____    ______    ______
     Paint                          5 Gallons   ____    ____    ______    ______
     Oil (New)                      5 Gallons   ____    ____    ______    ______
     Gasoline                       1 Gallon    ____    ____    ______    ______
     Antifreeze                     5 Gallons   ____    ____    ______    ______
     Other Automotive Fluids        1 Gallon    ____    ____    ______    ______
     Diesel Fuel                    5 Gallons   ____    ____    ______    ______
     Heavy (Toxic) Metal
       Containing Compounds         1 Pound     ____    ____    ______    ______
     Liquid Plastics/Activators     1 Gallon    ____    ____    ______    ______
     Flammable Gases                20 Cu Ft    ____    ____    ______    ______
     Toxic Gases                    20 Cu Ft    ____    ____    ______    ______
     Acids                          1 Gl/5 Lb   ____    ____    ______    ______
     Bases (soda, ash, lye, etc.)   1 Gl/5 Lb   ____    ____    ______    ______
     Other Flammable Materials      1 Gl/5 Lb   ____    ____    ______    ______
     Other Corrosive Materials      1 Gl/5 Lb   ____    ____    ______    ______
     Other Toxic Materials          1 Gl/5 Lb   ____    ____    ______    ______
     Other Reactive Materials       1 Gl/5 Lb   ____    ____    ______    ______
     Liquid Hazardous Waste         1 Gallon    ____    ____    ______    ______
     Solid Hazardous Waste          1 Pound     ____    ____    ______    ______

     1.1 If required for your operations, please provide Landlord a copy of your Hazardous Material Business Management Plan.

     1.2  Do your operations require H-occupancy storage or other     Yes    No
          special construction?                                       ___    NO

            If yes, please explain:

            _________________________________

            _________________________________

2.  Will any of the following structures be used on the property?
    If yes, describe the contents of each.                           ____   ____

    Feature                     Contents

    Underground Tank   ____________________________________           NO    ____
    Above-ground Tank  ____________________________________           NO    ____
    Clarifier          ____________________________________           NO    ____
    Sump               ____________________________________           NO    ____
    Trench             ____________________________________           NO    ____
    Waste Pile         ____________________________________           NO    ____
    Chemical Piping    ____________________________________           NO    ____
    Floor Drain        ____________________________________           NO    ____
    Other              Nitrogen Containers of 22PSI, 148
                       LTR will be used                               YES   ____
                       ____________________________________           ____  ____

    2.1  Please describe plans for secondary containment and
         leak monitoring.
         __________________________________________________

         __________________________________________________

3.  Will any hazardous wastes or liquid wastes be generated           NO    ____
    by on site operations or brought on to the property?

    If yes, complete the following:

    3.1  Identify each such hazardous waste or liquid waste:

         __________________________________________________

         __________________________________________________

    3.2 Describe onsite storage, including secondary containment, and/or treatment.

         __________________________________________________

         __________________________________________________

    3.3 Describe yours plans for disposal of hazardous wastes or liquid waste including off-site disposal.

         __________________________________________________

         __________________________________________________

4.  Will operations results in any wastewater discharges to           NO    ____
    the sewer?

    Will operations result in any wastewater discharges to locations other than the sewer (including storm drain)?

    If yes, describe each wastewater stream and plans for handling wastewater discharges:

         __________________________________________________

         __________________________________________________

    4.1  Have you performed any testing or analysis of                NO    ____
         wastewater discharges or other wastewater effluent from your current facility?

         If yes, attach the results of any such testing or analysis.

    4.2  Will your operations require any stormwater discharge        NO    ____
         permits?

            If yes, describe:

            _________________________________

            _________________________________

5.  Will activities on the property require warnings to be           NO     ____
    given to workers or visitors on the Leased Premises or the surrounding community?

    If yes, please describe how you will provide such communications or warnings: ______________________________

    __________________________________________________________

6.  Will operations result in any air emissions (including dust)?    NO     ____

    If yes, describe:

    __________________________________________________________

    __________________________________________________________

    6.1  Will permits from the Southern Coast Air Quality            NO     ____
         Management District be required?

7.  Will operations result in air emissions which include            NO     ____
    hazardous or toxic air pollutants?

    7.1  If yes, will any public notice or disclosure be required?   ____   ____

8.  Will operations be subject to Risk Management & Preview          NO     ____
    Planning requirements or other risk reduction requirements?

9.  Will your operations involve any on-site vehicle or equipment    NO     ____
    maintenance, repair or cleaning, including but not limited to oil changes, oil filter changes, brake pad replacement, battery changes, radiator flushing, radiator fluid replacement, and equipment, and equipment wash down and cleaning?

    If yes, describe all such maintenance:

    __________________________________________________________

    __________________________________________________________

    9.1  Will these on-site vehicles or equipment use batteries?     ____   ____

         If yes, describe battery storage method: ____________

         _____________________________________________________

10. Will your operations include a machine shop?                     NO     ____

    If yes, describe all operation:

    __________________________________________________________

    __________________________________________________________

11. Will your operations include any metal plating or metal          NO     ____
    fabrication:

    If yes, describe:

    __________________________________________________________

    __________________________________________________________

12. Will your operations include the use of solvents?                NO     ____

    If yes, describe:

    __________________________________________________________

    __________________________________________________________

13. Has your present facility or operation ever been the            NO      ____
    subject of an environmental investigation, an environmental enforcement action, or permit revocation proceeding?

    If yes describe:

    __________________________________________________________

    __________________________________________________________

14. Have you ever been identified as a potentially responsible      NO     ____
    party for any environmental cleanup, compliance or abatement proceeding?

    If yes, describe:

    __________________________________________________________

    __________________________________________________________

15. Have you ever received a notice of violation or notice to       NO     ____
    comply from any environmental regulatory agency within the past five years?

    If yes, describe:

    __________________________________________________________

    __________________________________________________________

16. Have you had any complaints from neighbors relating to noise,    NO     ____
    odor, air emissions, or dust at your present facility?

    If yes, describe:

    __________________________________________________________

    __________________________________________________________

    16.1 Have you had any complaints relating to hazardous           NO     ____
         materials handling, storage, treatment or disposal from neighbors at your present facility?

         If yes, describe:

         _____________________________________________________

         _____________________________________________________

17. Will the proposed use of the property require the filing of any environmental reports or other documents to any agencies?

18. Attach copies of all Material Safety Data Sheets ("MSDS") for all chemicals you intend to use, sore, or handle on the property.

19. Has an Environmental Audit been conducted at your present        NO     ____
    facility? (If yes, attach a copy of any report prepared in connection with any such audit.)

20. Please provide the Landlord your Emergency Response Plan and any contingency or emergency plans for the property in case of an accidental release of hazardous materials.

21. Identify the name, title and qualifications/experience of person responsible for your environmental health and safety program:

    Name: ____________________________________________________________________

    Title: ___________________________________________________________________

    Qualifications/experience: _______________________________________________

    __________________________________________________________________________

    __________________________________________________________________________

22. Name and telephone number of person to contact for additional information:

    Name: RAYMOND WEBSTER
    __________________________________________________________________________

    Title: VICE PRESIDENT CORPORATE DEVELOPMENT
    __________________________________________________________________________

    Telephone Number: 818-993-9862 Ext. 270
    __________________________________________________________________________

23. Please provide any additional information/comments concerning your environmental compliance program and environmental compliance history:

    __________________________________________________________________________

    __________________________________________________________________________

    __________________________________________________________________________

    __________________________________________________________________________

    __________________________________________________________________________

    __________________________________________________________________________

The undersigned hereby certifies that the information above is correct and complete.

MRV Communications/Zuma Networks

/s/ NOAM LOTAN
-------------------------------------------
Name of Proposed Tenant


Name:  Moti Weizman

Title: General Manager

Date:  March 31, 2000